Exhibit 10 (a)

INDUSTRIAL LEASE AGREEMENT

between

LIBERTY PROPERTY/SYNTERRA LIMITED PARTNERSHIP (“Landlord”)

and

TASTY BAKING COMPANY (“Tenant”)

Dated:  May 8, 2007

TABLE OF CONTENTS

(Single Tenant Industrial)

-i-

23. Tenant's Authority	25

24. Liability of Landlord	25

25. Miscellaneous	26

26. Notices	27

27. Security Deposit	27

28. Brokers	29

29. Landlord's Work; Tenant Finish Work; Brig Site	30

30. Lease Contingencies	31

31. Keystone Opportunity Zone Provisions	34

32. Expansion Right	34

33. Right of First Offer to Purchase	35

34. Leasehold Mortgagees	37

-ii-

INDEX OF DEFINED TERMS

Defined Term	Section Reference
ADA	Addendum 1
Additional Rent	Addendum 1
Adjustment Date	§ 4(b)
Affiliate	Addendum 1
Agents	Addendum 1
Agreement of Sale	§ 30
Alteration	Addendum 1
Annual Operating Expenses	§ 1(g)
Appointed Appraisers	§ 4(b)
Base Building Architect	Exhibit “D” ¶ 1(b)(i)
Base Building Design Development Documents	Exhibit “D” ¶ 1(b)(ii)
Base Building Schematic Documents	Exhibit “D” ¶ 1(b)(i)
Base Building Scope Documents	Exhibit “D” ¶ 1(b)
Base Building Work	Exhibit “D” ¶ 1(a)
Base Price Index	§ 4(b)
Building	§ 1(b)
Building Operating Expenses	Addendum 1
Building System	Addendum 1
Business Day	Addendum 1
CBRFA	§ 29(e)
C/O	Exhibit “D”
Commencement Date	§ 1(d)
Control	Addendum 1
Current Price Index	§ 4(b)
Effective Date	Introductory Paragraph
Distribution Center	Exhibit “D”
Environmental Laws	Addendum 1
Event of Default	Addendum 1

-iii-

Defined Term	Section Reference
Excusable Delays	Exhibit “D” ¶ 4
Expiration Date	§ 1(e)
Extension Option	§ 4(b)
Extension Period	§ 4(b)
Final LC	§ 27
Fair Market Rental	§ 4(b)
Final Base Building Construction Documents	Exhibit “D” ¶ 1(b)(iii)
Final Punch List	Exhibit “D” ¶ 3
Final Tenant Improvement Construction Documents	Exhibit “D” ¶ 1(c)
Hard Costs	Addendum 1
Hazardous Materials	Addendum 1
Holidays	Addendum 1
HVAC	Addendum 1
Impositions	§ 6(c)
Initial Determinations	§ 4(b)
Initial Monthly Rent	§ 1(h)
Interest Rate	Addendum 1
Interim LC	§ 27
Interior Architect	Exhibit “D” ¶ 1(c)(i)
Land	§ 1(a)
Landlord	Preamble
Landlord's Construction Warranty Period	Exhibit “D” ¶ 7
Landlord's General Contractor	Exhibit “D” ¶ 1(a)
Latent Defects	Exhibit “D” ¶ 4
Laws	Addendum 1
Lease Year	Addendum 1
LC	§ 27
LC Draw Cap	§ 27
Leasehold Mortgage	§ 34
Leasehold Mortgagee	§ 34

-iv-

Defined Term	Section Reference
Maintain	Addendum 1
Maintenance	Addendum 1
Minimum Annual Rent	§ 1(f)
Monthly Rent	Addendum 1
Mortgage	Addendum 1
Mortgagee	Addendum 1
Negotiation Period	§ 4(b)
Person	Addendum 1
Premises	§ 1(a)
Price Index	§ 4(b)
Proposed Base Building Design Development Documents	Exhibit “D” ¶ 1(b)(ii)
Punch List	Exhibit “D” ¶ 3
Qualified Appraiser	Addendum 1
Rent	Addendum 1
RFA	§ 29(e)
Security Deposit	§ 27
Selected Appraiser	§ 4(b)
Soft Costs	Addendum 1
Substantial Completion	Exhibit “D” ¶ 4
Taken or Taking	Addendum 1
Telecommunications Equipment	§ 7(c)
Tenant	Preamble
Tenant General Contractor	Exhibit “D” ¶ 5(b)
Tenant Finish Construction Documents	Exhibit “D” ¶ 5
Tenant Finish Work	Exhibit “D” ¶ 5
Tenant Finish Work Plans	Exhibit “D” ¶ 5
Tenant General Contractor	Exhibit “D” ¶ 5
50% Complete Tenant Improvement Construction Documents	Exhibit “D” ¶ 1(c)
100% Complete Tenant Improvement Construction Documents	Exhibit “D” ¶ 1(c)

-v-

Defined Term	Section Reference
Tenant Improvement Scope Documents	Exhibit “D” ¶ 1(c)
Tenant Improvement Schematic Documents	Exhibit “D” ¶ 1(c)
Tenant Improvement Design Development Documents	Exhibit “D” ¶ 1(c)
Term	§ 1(c)
TI Budget	Exhibit “D” ¶ 1(b)
Transfer	§ 18(a)
Use	§ 1(i)
USEDA	§ 30

-vi-

LEASE AGREEMENT

THIS LEASE AGREEMENT is made by and between LIBERTY PROPERTY/SYNTERRA LIMITED PARTNERSHIP, a Pennsylvania limited partnership (“Landlord”) and TASTY BAKING COMPANY, a Pennsylvania corporation (“Tenant”), and is dated as of the date on which this Lease has been fully executed by Landlord and Tenant (the “Effective Date”).

1.           Basic Lease Terms and Definitions.

(a)          Premises:  Effective as of the Effective Date, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord all of the following (collectively, the “Premises”): (i) the Land and all easements and appurtenances thereto; (ii) the Building to be constructed on the Land in accordance with the terms of this Lease; and (iii) the exclusive right of Tenant to utilize all of the surface parking spaces (including bus parking spaces) to be located on the Land for the employees and invitees of Tenant without charge subject, however, to the right reserved by Landlord to utilize the Land on which the parking spaces are located for the purpose of constructing, installing, Maintaining, utilizing and granting easements in and to others for electric, sewer, water, telephone, utility, computer, data processing and communications pipes, cables, wires, lines and facilities, so long as none of the above shall unreasonably interfere with the use and occupancy of the Premises by Tenant for the Use and so long as Landlord provides reasonable prior notice and complies with such requirements as may be reasonably established by Tenant and of which Landlord has been provided written notice to minimize any disruption to Tenant’s business operations, including the appearance of the Premises.  As used herein, “Land” shall mean that certain approximately 25 acre lot located within the Navy Yard as more particularly described on Exhibit “A” attached hereto and made a part hereof.

(b)          Building:  Building to be constructed in accordance with the construction provisions set forth on Exhibit “D” attached hereto a made a part hereof anticipated to consist of 345,500 Rentable Square Feet.

(c)          Term (§5):  The period commencing on the Commencement Date and expiring on the Expiration Date.  Tenant shall have reasonable access to the Premises during the period from the Effective Date to the Commencement Date for purposes of performing Tenant’s responsibilities in accordance with Exhibit “D” to this Lease.

(d)          Commencement Date:  The date on which the Landlord’s Work is Substantially Complete (as defined in Paragraph 4 of Exhibit “D.  Notwithstanding the foregoing, if Landlord anticipates that the Landlord’s Work will be Substantially Complete prior to the Target Turnover Date (as defined below), Landlord shall provide Tenant with prior written notice thereof at least nine (9) months prior to the anticipated earlier date of such Substantial Completion; provided, however, that (subject to the next grammatical sentence of this Section 1(d)), Tenant shall not be required to accept delivery of the Landlord’s Work, nor shall the Commencement Date commence, more than sixty (60) days prior to the Target Turnover Date.  Notwithstanding the forgoing, if Tenant elects (subject to the terms of Exhibit “D”) to commence the Tenant Finish Work prior to the Substantial Completion of the Landlord’s Work, then the Commencement Date shall be the earlier of (i) the date determined in accordance with the preceding provisions of this Section 1(d), or (ii) the date on which the Tenant Finish Work is substantially complete (as determined in accordance with Exhibit “D”).  If the Landlord’s Work is not Substantially Complete by the date that is thirty (30) days after the Target Turnover Date, then subject to Excusable Delays (as defined in Exhibit “D”), Tenant shall be entitled to an abatement of Minimum Annual Rent (but not Additional Rent) of one (1) day for each such day of delay, which abatement shall be applied against the earliest period of the Term for which Minimum Annual Rent would otherwise be payable and, at Landlord’s election, the Term shall be extended one (1) day for each such day of abatement.

(e)          Expiration Date:  The Twenty-Sixth (26th) anniversary of the Commencement Date; provided that if the Commencement Date occurs on any day other than the first day of a calendar month, then the Expiration Date shall be the Twenty-Sixth (26th) anniversary of the first day of the first calendar month immediately following the Commencement Date.

(f)          Minimum Annual Rent:  The Minimum Annual Rent during the Term shall be as follows:
Lease Year	Annual	Monthly	Lease Year	Annual	Monthly
1	$0.00	$0.00	14	$4,995,930.00	$416,327.50
2	$3,499,915.00	$291,659.58	15	$5,141,040.00	$428,420.00
3	$3,569,015.00	$297,417.91	16	$5,296,515.00	$441,376.25
4	$3,641,570.00	$303,464.16	17	$5,451,990.00	$454,332.50
5	$3,714,125.00	$309,510.41	18	$5,617,830.00	$468,152.50
6	$3,790,135.00	$315,844.58	19	$5,790,580.00	$482,548.33
7	$3,866,145.00	$322,178.75	20	$5,966,785.00	$497,232.08
8	$3,942,155.00	$328,512.91	21	$6,153,355.00	$512,779.58
9	$4,021,620.00	$335,135.00	22	$6,346,835.00	$528,902.91
10	$4,101,085.00	$341,757.08	23	$6,547,225.00	$545,602.08
11	$4,184,005.00	$348,667.08	24	$6,754,525.00	$562,877.08
12	$4,995,930.00	$416,327.50	25	$6,972,190.00	$581,015.83
13	$4,995,930.00	$416,327.50	26	$7,200,220.00	$600,018.33

(g)          Annual Operating Expenses:  Currently estimated to be $674,070.50 for the first Lease Year of the Term (as shown on the Schedule attached hereto as Exhibit “L”), payable in monthly installments of $56,172.54, subject to adjustment as provided in this Lease.

(h)          Initial Monthly Rent: (monthly Minimum Annual Rent for first Lease Year is $0.00, plus estimated monthly installment of Annual Operating Expenses of $674,070.50): $56,172.54.

(i)          Use: An industrial baking and commercial food preparation facility including (but not limited to) related office, warehouse, distribution for the facility and other related facilities of Tenant, manufacturing, mechanical and shipping uses, together with an integrated visitor's center containing a gift shop, media rooms and similar promotional facilities intended to promote Tenant's business and products, including the giving of guided tours of the facility via identified public areas specifically designed for such purpose, all to the extent compatible with the Building as designed and constructed pursuant to Exhibit “D” hereto.

(j)          Security Deposit:  See § 27.

(k)          Address For Notices:

Landlord:	Liberty Property/Synterra Limited Partnership
c/o Liberty Property Trust
8 Penn Center, Suite 1100
Philadelphia, PA 19103
Attention: John S. Gattuso, Senior Vice President

with a copy to:

Liberty Property Trust
500 Chesterfield Parkway
Malvern, PA 19355
Attention: Legal Department

with a copy to:

Wolf, Block, Schorr and Solis-Cohen LLP
1650 Arch Street, 22nd Floor
Philadelphia, PA 19103
Attention: Herman C. Fala, Esquire

Tenant:	Before the Commencement Date:

Tasty Baking Company
3413 Fox Street
Philadelphia, PA 19129
Attention: President and CEO

With a copy to:

Tasty Baking Company
3413 Fox Street
Philadelphia, PA 19129
Attention: General Counsel

With a copy to:

Stradley Ronon Stevens & Young, LLP
2600 One Commerce Square
Philadelphia, PA 19103
Attn: Chair of Business Department
On or after the Commencement Date: Premises

            (l)     Broker:  The Binswanger Companies

            (m)   Guarantor:  None

            (n)    Target Turnover Date:  October 15, 2009.

            (o)    Additional Defined Terms:  See Addendum 1 for the definition of other capitalized terms.

            (p)    Contents: The following are attached to and made a part of this Lease:

Addenda:	“1”	-	Additional Definitions

Exhibits:	“A”	-	Description of the Land
	“B”	-	Estoppel Certificate Form
	“C”	-	Tenant Improvements, Fixtures and Equipment to be Removed Prior to the Expiration of Lease
	“D”	-	Construction of Base Building Work,
Tenant Improvements and Off-Site Utilities
	“D-1”	-	Base Building Outline Scope of Work
	“D-2”	-	Site Plan for Phases I and II
	“D-3”	-	Floor Plan
	“D-4”	-	Base Building Elevations
	“D-5”	-	Tenant Improvement Scope Documents
	“D-6”		Floor Plan for Building Expansion

“E-1”	-	Timetable for Plan Approval for Base
Building Work
“E-2”		Timetable for Plan Approval for Tenant Improvement Work
“E-3”	-	Approved Design Professionals for Base Building Work

“E-4”	-	Approved General Contractor Landlord’s Work

“F”	-	Building Rules
“G”	-	26th Street Work
“H”	-	Environmental Reports
“I”	-	Signage Concept Drawings
“J”	-	Completion Guaranty
“K”	-	Title Commitment
“L”	-	Estimated Annual Operating Expenses
“M-1”	-	Interim LC
“M-2”	-	Final LC

2.           Premises. Landlord leases to Tenant and Tenant leases from Landlord the Premises.

3.           Use.  Tenant shall occupy and use the Premises for and only for the Use specified in Section 1(i) above and in compliance with all Laws.

4.           Term; Extension Options.

(a)    The Term of this Lease shall commence on the Commencement Date and shall end on the Expiration Date, unless sooner terminated in accordance with terms of this Lease.

(b)    Provided that (A) Landlord has not given Tenant notice of default more than two (2) times during the twelve (12) month period preceding Tenant’s exercise of this option to extend, (B) there then exists no Event of Default by Tenant under this lease, and (C) no Event of Default occurs between Tenant’s exercise of this option to extend the Term and the Expiration Date of the then-current Term, Tenant shall have the right and option (each an “Extension Option”) to extend the Term for two (2) additional periods of ten (10) years each (each an “Extension Period”), exercisable by giving Landlord prior written notice, at least eighteen (18) months in advance of the Expiration Date of the then-current Term, of Tenant’s election to extend the Term; it being agreed that time is of the essence and that this option is personal to Tenant and is non-transferable to any assignee or sublessee (regardless of whether any such assignment or sublease was made with or without Landlord’s consent) or other party, other than an assignment to an Affiliate of Tenant in accordance with this Lease.  Such extension shall be under the same terms and conditions as provided in this Lease except as follows:

(i)    the additional period shall begin on the Expiration Date, as such date may have been extended, and thereafter the Expiration Date shall be deemed to be the tenth (10th) anniversary thereof;

(ii)           all references to the Term in this Lease shall be deemed to mean the Term as extended pursuant to this Section;

(iii)          Tenant’s right and option to extend the Term for two (2) additional periods as described above shall decrease by one (1) additional period for each such additional period that Tenant extends the Term; and

(iv)          the Minimum Annual Rent payable by Tenant for the first Lease Year of each exercised Extension Period shall the “Fair Market Rental” of the Premises in effect as of the date on which Tenant exercises the applicable Extension Option (but not prior to eighteen (18) months prior to the then current Expiration Date), determined as follows:

Within thirty (30) days following the date on which Landlord receives Tenant’s written notice exercising an Extension Option (but in no event prior to the date that is seventeen (17) months prior to the date the Fair Market Rental is to become effective) Landlord will deliver to Tenant written notice of Landlord’s determination of the Fair Market Rental for the Premises.  Within thirty (30) days following the date on which Tenant receives said notice from Landlord, Tenant may either (a) accept by written notice to Landlord the Landlord’s determination of Fair Market Rental as the Minimum Annual Rent for the Extension Period, (b) revoke the exercise of its Extension Option by written notice to Landlord, or (c) reject the Landlord’s determination of the Fair Market Rental and advise Landlord in writing of Tenant’s determination of the Fair Market Rental for the Premises.  In the event Tenant fails to timely elect item (a), (b), or (c), Tenant shall be deemed to have accepted Landlord’s determination of the Fair Market Rental.  In the event Tenant elects item (c) and thereafter the parties fail to agree on the Fair Market Rental within thirty (30) days after Landlord’s receipt of Tenant’s notice of Tenant’s determination of Fair Market Rental (such period, the “Negotiation Period”), Landlord and Tenant shall each appoint a separate and independent Qualified Appraiser (the “Appointed Appraisers”) within ten (10) Business Days following the end of the Negotiation Period.  If either Tenant or Landlord shall fail to timely appoint an appraiser, the appraiser appointed by the other party shall select the second appraiser within five (5) Business Days after such party’s failure to appoint.  Each Appointed Appraiser shall make a determination of the Fair Market Rental for the Premises taking into account the applicable market rent for buildings that are similarly situated in the Philadelphia Metropolitan Area and are competitive with the Premises, with appropriate adjustments for variations in location, building size, tenant size, use, and such other criteria as the appraisers deem appropriate.  If the two appraisals differ by less than five percent (5%), the Fair Market Rental shall be the mathematical average of the two appraisals.  If the two appraisals differ by five percent (5%) or more, the Appointed Appraisers shall mutually appoint a third Qualified Appraiser (the “Selected Appraiser”).  If the Appointed Appraisers shall be unable to agree within five (5) Business Days on the selection of a third appraiser, then either appraiser, on behalf of both, may request the chapter of MAI appraisers located nearest to the Building to make such appointment.  The Appointed Appraisers shall submit their Initial Determinations (“Initial Determinations”) to the Selected Appraiser within five (5) Business Days after the selection of the Selected Appraiser.  Within ten (10) Business Days after such submission, the Selected Appraiser shall select one or the other of the two appraisals, which decision shall be in writing with full explanation of the decision, taking into account such information as the Selected Appraiser deems relevant.  The Fair Market Rental determined by the Selected Appraiser shall be binding on both Landlord and Tenant.  Notwithstanding anything herein to the contrary, in no event shall the Fair Market Rental for any Extension Period be less than the Minimum Annual Rent for the Lease Year immediately preceding the Extension Period in question.  Each party shall pay the cost of its Appointed Appraiser and shall share equally the cost of the Selected Appraiser.

(v)    The Minimum Annual Rent payable for each subsequent Lease Year of the Extension Period shall be determined and adjusted as of the first day of such Lease Year (each, an “Adjustment Date”) as follows:

Each adjustment shall be made by determining the percentage increase of the then Current Price Index over the Base Price Index.  The percentage thus determined shall be multiplied by the Minimum Annual Rent in effect for the Lease Year immediately preceding the Adjustment Date in question, and the product thus determined shall be added to the Minimum Annual Rent payable for the Lease Year immediately preceding the Adjustment Date in question; the sum thereof shall be the Minimum Annual Rent payable for the Lease Year in which the Adjustment date occurs.  No adjustment under this Section 4(b)(v) shall be made if the result would be a decrease in the Minimum Annual Rent below the amount of Minimum Annual Rent payable by Tenant for the Lease Year prior to the Adjustment Date in question.  “Base Price Index” shall mean the Price Index for the first calendar month of the Lease Year immediately preceding the Adjustment Date.  “Current Price Index” shall mean the Price Index for the first calendar month of the Lease Year in which the Adjustment Date occurs.  If the Current Price Index has not yet been published on the first calendar month of the Lease Year in which the Adjustment Date occurs, the adjustment shall be made retroactively promptly after the Current Price Index is published.  “Price Index” shall mean the  “Consumer Price Index of the Bureau of Labor Statistics for all Urban Consumers (CPI-U) for the United States (1982-84=100)” or a successor or substitute index promulgated by the Bureau of Labor Statistics appropriately adjusted to achieve substantially the same result had the publication of the original Price Index not been discontinued.

(c)    If any realty transfer or similar tax is payable as a result of the parties’ execution of this Lease, Landlord shall pay an amount equal to the lesser of (i) fifty percent (50%) of such tax, or (ii) Thirty Thousand Dollars ($30,000,00).  The balance of any such tax shall be paid by Tenant.

5.           Rent.

(a)    Commencing on the Commencement Date, Tenant agrees to pay to Landlord the Monthly Rent, in advance, on the first day of each calendar month during the Term in accordance with the provisions of Section 1(f) and (if applicable) Section 4(b)(iv), without deduction or offset, to an account designated by Landlord.  If the Commencement Date is not the first day of the month, the Initial Monthly Rent for that month shall be apportioned on a per diem basis and shall be paid on or before the Commencement Date.

(b)    Any Rent not paid within five (5) days after the due date will bear interest at the Interest Rate from the date due to the date paid.  In addition, Tenant will pay Landlord a late payment charge equal to five percent (5%) of any Rent that is not paid within five (5) days after the date when due.

(c)    If any taxes, special assessments, fees, or other charges are imposed against Landlord by any authority with respect to the Rent, Tenant will pay these amounts to Landlord when due, provided that if it is unlawful for Tenant to reimburse Landlord for any of these amounts, the Minimum Annual Rent shall be increased by the amount of such charges, unless prohibited by law.

6.           Operating Expense Adjustments; Reconciliation.

(a)    The amount of the Annual Operating Expenses set forth in Section 1(g) represents the estimated Operating Expenses for the calendar year in which the Commencement Date occurs, based upon the budget for such estimated expenses attached hereto as Exhibit “L”.   Landlord may adjust this amount from time to time if the estimated Annual Operating Expenses increase or decrease.  Landlord may also invoice Tenant separately from time to time for any extraordinary or unanticipated Operating Expenses, rather than waiting until the year-end reconciliation.  By April 30 of each year (and as soon as practical after the expiration or termination of this Lease or, at Landlord's option, after a sale of the Premises), Landlord shall provide Tenant with a statement of the Operating Expenses for the preceding calendar year or part thereof.  Within thirty (30) days after delivery of the statement to Tenant, Landlord or Tenant shall pay to the other the amount of any overpayment or deficiency then due from one to the other or, at Landlord's option, Landlord may credit Tenant's account for any overpayment.  If Tenant does not give Landlord written notice within thirty (30) days after receiving Landlord's statement that Tenant disagrees with the statement and specifying the items and amounts in dispute, Tenant shall be deemed to have waived the right to contest the statement.  Landlord's and Tenant's obligation to pay any overpayment or deficiency due the other pursuant to this Section shall survive the expiration or termination of this Lease.

(b)    At Tenant's request, Landlord shall provide Tenant with supporting documentation for any element of Operating Expenses or any other charges passed through to Tenant under this Lease.  Landlord agrees that Tenant or its representative shall have the right, at Tenant’s expense, once on an annual basis within 60 days after Tenant's receipt of the statement of Operating Expenses, to examine and audit (using an independent certified public accountant selected by Tenant and reasonably acceptable to Landlord) Landlord's books and records relating to Operating Expenses for either or both of the two (2) calendar years immediately preceding such notice, during normal business hours at the main office of Landlord.  If as a result of an audit, it is determined (by written agreement of Landlord and Tenant or by final appealable judgment or final unappealable dispute resolution) that (i) Tenant is entitled to a refund, Landlord shall refund all over payments made by Tenant during such period within thirty (30) days following such determination, or (ii) Landlord is entitled to receive an additional sum for Operating Expenses from Tenant, Tenant shall remit such additional payment to Landlord within thirty (30) days following such determination.  If it is determined (by written agreement of Landlord and Tenant or by final appealable judgment or final unappealable dispute resolution) that Landlord has overstated the actual amount of the Operating Expenses for the applicable year by more than five percent (5%), Landlord shall be obligated to reimburse Tenant for its actual and reasonable out-of-pocket costs of conducting such audit.  Except as set forth above, Tenant shall bear the total cost of any such audit.  The provisions of this section shall survive termination or expiration of this Lease.  Tenant shall give Landlord at least twenty (20) business days prior notice of its desire to conduct such examination or audit and will not unreasonably interfere with Landlord's or its property manager's normal business activities.

(c)    Throughout the Term, Tenant shall pay directly to the applicable authority before they become delinquent, all levies, taxes (including real estate taxes, school district taxes, sales taxes, gross receipt taxes and the gross receipts portion of any Business Privilege Tax or similar tax assessed by the City of Philadelphia, subject to abatement as described in the Lease), assessments, liens, license and permit fees which are applicable to the Term, and which are imposed by any authority or under any Law, or pursuant to any recorded covenants or agreements, upon or with respect to the Premises, or any improvements thereto, or directly upon this Lease or the Rent or upon amounts payable by any subtenants or other occupants of the Premises, or against Landlord because of Landlord's estate or interest in the Premises (collectively, the “Impositions”).  Landlord shall deliver to Tenant copies of all bills received by Landlord for the Impositions promptly upon Landlord’s receipt thereof.  Nothing herein shall be interpreted as requiring Tenant to pay any income, excess profits or corporate capital stock tax imposed or assessed against Landlord, unless such tax or any similar tax is levied or assessed in lieu of all or any part of any Imposition or in increase in any Imposition.  If Tenant is permitted by the assessing and collecting authority and by all mortgagees and elects to pay any Imposition in installments, Tenant shall nevertheless pay all unpaid installments thereof prior to the expiration or sooner termination of this Lease, whether or not such installments are then due and payable.  Tenant shall deliver to Landlord receipts or other reasonably satisfactory evidence of payment of all such Impositions so paid by Tenant at least thirty (30) days prior to the last day upon which they may be paid without fine, penalty interest or cost.  If Tenant does not provide Landlord with the aforementioned evidence within the time period specified, Landlord may pay the Impositions to the applicable authority, in which event Tenant shall, at Landlord’s election, either reimburse Landlord for the full amount of the Impositions so paid within ten (10) days after Landlord’s written request therefor, or cause the amount so paid to be included in the Operating Expenses.  If Tenant fails to timely pay any of the Impositions when due under this Lease, then in addition to all other remedies available to Landlord hereunder, Landlord may elect to require Tenant to pay all or part of future Impositions to Landlord as part of the Operating Expenses.  Provided that no Event of Default then exists, Tenant may elect, by delivering written notice to Landlord, to have Landlord pay the Impositions, whereupon the Impositions shall be included in Operating Expenses.

7.           Utilities.

(a)    If Tenant shall require electricity, gas or other utilities, or install machines or equipment (including but not limited to ovens, product processing, heating, refrigeration, or electronic data processing equipment) which may, in Landlord's reasonable opinion, in any way exceed or overload the capacity of the utility systems as described in the plans and specifications for the Building approved in accordance with the procedures described in Exhibit “D”, Tenant will pay for the additional expense resulting from the installation of additional equipment.

(b)    Tenant shall obtain all utility services including, without limitation, all electricity, telephone and other communication services which Tenant requires for the conduct of Tenant's business at the Premises, in Tenant's own name and, except as otherwise required to be installed by Landlord as part of Landlord’s Work, install, Maintain and repair all wiring, telephone and other communications equipment at its sole cost and expense.  Tenant shall pay, as and when due, all charges for, and taxes on, the furnishing of all such utility services.  Landlord shall not be responsible or liable for any interruption in utility, telephone or other communication service except to the extent caused by Landlord’s negligence or willful misconduct, nor shall such interruption affect the continuation or validity of this Lease.

(c)    Provided an Event of Default has not occurred under this Lease, Tenant shall have the right to install, Maintain and repair a satellite dish and related telecommunications equipment (collectively, the “Telecommunications Equipment”) on the roof of the Building or on or along any exterior wall of the Building (only to the extent a roof-mounted installation is not permitted on account of building height restrictions imposed by applicable codes and/or ordinances) for Tenant’s exclusive use under and subject to the following conditions: (i) Tenant shall comply with all Laws and Requirements (including, but not limited to, obtaining all required permits and licenses) and shall obtain, and deliver to Landlord written evidence of, any approval(s) required under any recorded covenants or restrictions applicable to the Premises, (ii) Tenant shall obtain Landlord's prior approval of the location of the Telecommunications Equipment on the roof of the Building and of the specifications for each item of the Telecommunications Equipment, which approval shall not be unreasonably withheld and if Landlord gives its approval to such installation, Tenant agrees to use Landlord's roofing contractor (provided such contractor is available at competitive market rates) to ensure that the installation will be performed in a manner that will not result in an impairment of any warranty for the roof obtained by Landlord or result in any damage to the roof other than incidental damage normally associated with such installation, (iii) at least three (3) Business Days prior to installation, Tenant shall notify Landlord of the date and time of the installation, (iv) Tenant shall Maintain the Telecommunications Equipment in a safe, good and orderly condition, and the installation, Maintenance, repair and removal of the Telecommunications Equipment shall be performed at Tenant's sole expense in a manner which will not impair the integrity of, damage or adversely affect the warranty applicable to, the roof or any other portion of the Premises, (v) no later than the expiration or sooner termination of the Term, at Tenant's sole expense, Tenant shall remove the Telecommunications Equipment and repair any resulting damage, and (vi) Tenant's indemnification of Landlord pursuant to Section 8 of this Lease also applies to the Telecommunications Equipment and Tenant's use of any portion of the Premises therefor.

8.           Insurance; Indemnification.

(a)    Landlord shall Maintain insurance against loss or damage to the Building or the Premises with coverage for perils as set forth under the “Causes of Loss-Special Form” or equivalent property insurance policy in an amount equal to the full insurable replacement cost of the Building (excluding coverage of Tenant’s personal property and any Alterations by Tenant), and such other insurance, including rent loss coverage, as Landlord may reasonably deem appropriate or as any Mortgagee may require.

(b)    Tenant, at its own expense, shall keep in effect commercial liability insurance, including contractual liability insurance, covering Tenant's operations on or about the Premises, with such limits of liability as Landlord may reasonably determine from time-to-time, but not less than a combined single limit of $5,000,000 per occurrence and in the aggregate for bodily injury or property damage (the aggregate limits shall apply separately to each of Tenant's locations if more than the Premises); however, such limits shall not limit the liability of Tenant hereunder.  The policy shall name Landlord, and if requested by Landlord, Liberty Property Trust, Landlord's Mortgagee(s) and Landlord Agent(s) as additional insureds with respect to the Premises, shall be written on an “occurrence” basis and not on a “claims made” basis, shall be endorsed to provide that it is primary to and not contributory to any policies carried by Landlord, shall contain a severability of interests clause, shall provide that it shall not be cancelable or reduced without at least 30 days prior written notice to Landlord and shall be issued in form reasonably satisfactory to Landlord.  The insurer shall be a responsible insurance carrier which is authorized to issue such insurance and licensed to do business in the state in which the Premises is located and which has at all times during the Term a rating of no less than A VII in the most current edition of Best's Insurance Reports.  Tenant shall deliver to Landlord on or before the Commencement Date, and at least 10 days prior to the date of each policy renewal thereafter, a certificate of insurance evidencing such coverage and the waiver of subrogation described below.

(c)    Landlord and Tenant each waive, and release each other from and against, all claims for recovery against the other for any loss or damage to the property of such party arising out of fire or other casualty coverable by a standard “Causes of Special Loss” property insurance policy with, in the case of Tenant, such endorsements and additional coverages as are considered good business practice in Tenant's business, even if such loss or damage shall be brought about by the fault or negligence of the other party or its Agents.  This waiver and release is effective regardless of whether the releasing party actually maintains the insurance described above in this Subsection and is not limited to the amount of insurance actually carried, or to the actual proceeds received after a loss.  Each party shall have its insurance company that issues its property coverage waive any rights of subrogation, and shall have the insurance company include an endorsement acknowledging this waiver, if necessary.  Subject to Section 8(e) below, Tenant assumes all risk of damage of Tenant's property within the Premises, including any loss or damage caused by water leakage, fire, windstorm, explosion, theft, act of any other tenant, or other cause.

(d)    Subject to Subsection 8(c) above, and except to the extent caused by the negligence or willful misconduct of Landlord or its Agents, Tenant will indemnify, defend, and hold harmless Landlord and its Agents from and against any and all claims, actions, damages, liability and expense (including reasonable fees of attorneys, investigators and experts) which may be asserted against, imposed upon, or incurred by Landlord or its Agents and arising out of or in connection with loss of life, personal injury or damage to property in or about the Premises, or arising out of the occupancy or use of the Premises by Tenant or its Agents, or occasioned wholly or in part by any act or omission of Tenant or its Agents (including any construction undertaken by Tenant on the Premises), whether prior to, during or after the Term.  Tenant's obligations pursuant to this Subsection shall survive the expiration or termination of this Lease.

(e)    Subject to Subsection 8(c) above, and except to the extent caused by the negligence or willful misconduct of Tenant or its Agents, Landlord will indemnify, defend, and hold harmless Tenant and its Agents from and against any and all claims, actions, damages, liability and expense (including reasonable fees of attorneys, investigators and experts) which may be asserted against, imposed upon, or incurred by Tenant or its Agents and arising out of or in connection with loss of life, personal injury or damage to property occurring in or about the Premises occasioned wholly or in part by any act or omission of Landlord or its Agents.  In case any action or proceeding is brought against Tenant and/or its Agents by reason of the foregoing, Landlord, at its expense, shall resist and defend such action or proceeding, or cause the same to be resisted and defended by counsel designated by the insurer whose policy covers such occurrence or by counsel designated by Landlord and reasonably approved by Tenant and its Agents.  Landlord's obligations pursuant to this Subsection shall survive the expiration or termination of this Lease.

9.           Maintenance and Repairs.

(a)    Landlord shall, throughout the Term, Maintain in a manner which shall at all times be consistent with first class industrial baking/office/warehouse/shipping facilities in major U.S. metropolitan areas: (i) the exterior walls, footings, foundations, structural steel columns and girders of the Building; (ii) the Building roof, (iii) all utility connections, systems and equipment up to the main utility rooms of the Building, (iv) the exterior finishes and windows of the Building, and (v) the parking areas, sidewalks and exterior landscaping on the Premises.  At Tenant’s request (and at Tenant’s expense), Landlord shall also be responsible for snow and ice removal from the parking areas and sidewalks on the Premises.  If Tenant becomes aware of any condition that is Landlord's responsibility to Maintain, Tenant shall promptly notify Landlord of the condition.

(b)    Tenant shall, throughout the Term, Maintain the interior of the Building and all of the Building Systems (including the HVAC and fire suppression systems serving the Premises) in a manner which shall at all times be consistent with first class industrial bakery/office/warehouse/shipping facilities in major U.S. metropolitan areas.  Without limiting the generality of the foregoing, Tenant shall provide quality preventive Maintenance to all Building Systems (including the HVAC and fire suppression systems) and shall provide Landlord with written proof of such preventive Maintenance, in form and frequency reasonably acceptable to Landlord.

(c)    Alterations, repairs and replacements to the Premises made necessary because of Tenant's Alterations or installations, any use or circumstances special or particular to Tenant, or any act or omission of Tenant or its Agents shall be made at the sole expense of Tenant.

(d)    Tenant shall, at its sole cost and expense, obtain trash removal and janitorial services for the Premises.  Tenant shall store and dispose of all trash and food waste in a manner consistent with first class industrial bakery/office/warehouse/shipping facilities in major U.S. metropolitan areas.  Tenant shall Maintain and clearly label all disposal containers for all Hazardous Materials separate and apart from normal trash receptacles.  Without limiting the effect of Section 10(c) below, no trash that constitutes or contains any Hazardous Materials may be disposed of in trash receptacles located in that portion of the Premises used for food preparation or general office use.  Any and all contractors engaged by Tenant to remove and dispose of trash comprising Hazardous Materials shall be bonded and licensed in accordance with applicable Laws, and a copy of each such contractor's licenses and bond shall be provided by Tenant to Landlord (i) on or before the Commencement Date with respect to the initial contractors hired by Tenant, and (ii) promptly upon Tenant engaging any subsequent contractors.

10.           Compliance.

(a)    Subject to Landlord’s obligation to perform the Landlord’s Work in accordance with the terms of Exhibit “D” of this Lease, Tenant will, at its expense, promptly comply with all Laws now or subsequently pertaining to Tenant’s use or occupancy of the Premises, as well as with the Building Rules.  Tenant will pay any taxes or other charges by any authority on Tenant's property or trade fixtures or relating to Tenant's use of the Premises.  If Tenant or its Agents shall use the Premises in any manner that under any Law would require Landlord to make any Alteration to or in the Building or any other part of the Premises, Tenant shall be solely responsible for the cost thereof, except as otherwise expressly set forth in this Section 10.  Landlord shall be responsible, at Landlord's sole cost and expense, for making sure that the Landlord Work complies with the ADA and any other Laws regarding accessibility as of the Commencement Date, and shall be responsible to make structural alterations to the Building required by changes in Laws that are unrelated to Tenant’s particular use of the Premises.  Tenant shall be responsible for compliance with the ADA, and any other Laws (including those regarding accessibility), with respect to any of Tenant's Alterations, equipment, trade fixtures or its manner of use of the Premises.  Tenant shall not use or keep in the Building any matter having an offensive odor or permit the emission from the Premises of offensive or noxious odors, effluents, fumes, dust or ashes (and the parties hereby confirm that the odor of fresh baked goods does not constitute an offensive or noxious odor).  Any sidewalks, lobbies, passages, elevators and stairways shall not be obstructed or used by Tenant for any purpose (including, without limitation, exterior storage) other than ingress and egress from and to the Premises.  Except as set forth in Section 11, nothing shall be placed by Tenant on the outside of the Building or on its window sills or projections.

(b)    Tenant agrees not to do anything or fail to do anything that will prevent Landlord from procuring insurance policies (including public liability) from companies and in a form reasonably satisfactory to Landlord.  Tenant shall comply with all rules and operational standards of Landlord’s insurer governing the Premises and Tenant’s operations therein, which rules and standards shall be provided by Landlord to Tenant.  If Tenant's acts or omissions result in an increase in the cost of Landlord's insurance, Tenant shall pay the amount of such increase as Additional Rent within thirty (30) days after being billed.

(c)    In addition to the provisions of Subsection 10(a) above with respect to Hazardous Materials, Tenant shall comply, at its sole expense, with all Laws including, but not limited to, Environmental Laws, all manufacturers' instructions and all requirements of insurers relating to the treatment, production, storage, handling, transfer, processing, transporting, use, disposal and release of Hazardous Materials (the “Restricted Activities”).  Tenant shall deliver to Landlord copies of all Material Safety Data Sheets or other written information prepared by manufacturers, importers or suppliers of any chemical and all notices, filings, permits and any other written communications from or to Tenant and any entity regulating any Restricted Activities.  Tenant will protect, indemnify and hold harmless Landlord and its Agents from and against any and all claims, actions, damages, liability and expense (including reasonable fees of attorneys, investigators and experts) incurred by reason of Tenant's failure to fully comply with all applicable Laws (including, but not limited to, Environmental Laws), all manufacturers' instructions and all requirements of insurers relating to Restricted Activities to the extent applicable to Tenant, or the release, presence, handling, use or disposition of Hazardous Materials in or from the Premises by Tenant or its Agents.  The parties hereby confirm that, on or before the execution of this Lease, Landlord has delivered to Tenant copies of the environmental report listed on Exhibit “H” (the “Environmental Report”).  Landlord hereby represents and warrants to Tenant that, as of the Effective Date, Landlord has no actual knowledge of any violation of Environmental Laws at the Premises, except as disclosed by the Environmental Reports (including any instruments identified within the Environmental Report).  As used in this Section 10(c), Landlord’s “actual knowledge” shall mean the actual knowledge on the Effective Date, without investigation, of any of the following officers of Landlord: John S. Gattuso, Senior Vice President, Brian Cohen, Director of Navy Yard Development and Marketing, or Brian Berson, Project Director.  Landlord agrees to use commercially reasonable efforts to pursue available legal and equitable remedies against known third parties that cause a release of Hazardous Materials onto the Premises in violation of Environmental Laws.

11.    Signs.  Tenant shall not place any signs on the Premises without the prior consent of Landlord, other than signs that are located wholly within the interior of the Premises and not visible from the exterior of the Premises.  Tenant shall Maintain all signs installed by Tenant in good condition. Tenant shall remove its signs at the termination of this Lease, shall repair any resulting damage, and shall restore the Premises to its condition existing prior to the installation of Tenant’s signs.  The parties agree to work together collaboratively to design signage that is mutually acceptable to the parties.  Initial concept drawings of potential signage are attached hereto as Exhibit “I” and are provided to facilitate the parties’ discussions respecting signage.  Landlord consents to the signage concepts set forth on Exhibit “I”, subject to the development of acceptable technical specifications regarding materials, lighting, installation and other matters, which will be developed by Landlord and subject to the reasonable approval of Tenant.

12.    Alterations.

(a)    Tenant may install its trade fixtures and equipment in the Premises (including signage in accordance with Section 11), provided that the installation and removal of them will not affect any structural portion of the Building, nor impair the operation, Maintenance or efficiency of the Building Systems (including HVAC and fire suppression systems) serving the Building.  At the expiration or termination of this Lease, Tenant shall remove all of such trade fixtures and equipment, shall repair any resulting damage and shall restore the Premises substantially to its condition existing prior to such installation, normal wear and tear and casualty damages or other conditions that Tenant is not required to remedy under this Lease excepted.  If Tenant fails to remove any such installation in accordance with this Lease, the installation shall, at Landlord's election, remain on the Premises and become the property of Landlord without payment by Landlord.

(b)    Without the need for Landlord's prior consent, Tenant may make Alterations in the Premises to the extent that such Alterations do not (i) affect the structure of the Building or any Building System (other than Alterations to the electrical system serving the Building to the extent such Alterations are made “down stream” from the applicable electrical panel), (ii) except with respect to signs installed in accordance with Section 11, affect the exterior appearance of the Building, (iii) reduce the value of the Building or Premises, (iv) penetrate the floor of the Building or any paved surface of the Premises, (v) do not exceed $250,000.00 in the aggregate, and (vi) do not impair the operation, Maintenance or efficiency of the Building Systems (including HVAC and fire suppression systems) serving the Building.  Except as provided above in this Subsection 12(b), Tenant shall not make or permit any other Alterations in or to the Premises without first obtaining Landlord's written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  With respect to any Alterations made by or on behalf of Tenant (A) not less than ten (10) Business Days prior to commencing any Alteration, Tenant shall deliver to Landlord the plans, specifications and necessary permits for the Alteration, together with certificates evidencing that Tenant's contractors and subcontractors have adequate insurance coverage naming Landlord and Landlord's Agents as additional insureds, (B) Tenant shall obtain Landlord's prior written approval of any contractor or subcontractor who is to perform work on the Premises, which approval shall not be unreasonably withheld, conditioned or delayed, (C) the Alteration shall be constructed with new materials, in a good and workmanlike manner, and in compliance with all Laws and the plans and specifications delivered to, and, if required above, approved by Landlord, (D) Tenant shall reimburse Landlord for any reasonable out-of-pocket expenses incurred by Landlord in connection with any review of Tenant's plans and specifications by architects, engineers or other professional consultants retained by Landlord to the extent necessary in light of the Alterations which Tenant desires to make, and (E) upon Landlord's reasonable request, Tenant shall, prior to commencing any Alteration, provide Landlord with evidence of Tenant's ability to pay for the Alterations.  If Landlord does not respond to any written request made by Tenant to Landlord in accordance with this Section 12(b) within five (5) business days after such request is received by Landlord, Landlord shall be deemed to have approved the request.  Any Alteration by Tenant shall be the property of Tenant until the expiration or termination of this Lease.  Subject to Section 21, upon the expiration or termination of this Lease, the Alteration shall remain on the Premises and become the property of Landlord without payment by Landlord, except that Tenant shall remove any personal property in the Premises that is not affixed to and made a part of the Premises and such other Alterations as Landlord may designate.  At Tenant’s request from time to time (including prior to the construction of any Alterations if Tenant provides Landlord with adequate plans and specifications), Landlord shall identify for Tenant which Alterations Landlord shall require Tenant to remove at the end of the Term of this Lease.

(c)    Tenant agrees to fully cooperate with Landlord and cause each of Tenant’s contractors and design professionals to similarly cooperate so that any Alterations will be performed and completed in as smooth and harmonious a manner as is possible with labor compatible with other labor utilized at the Navy Yard.

13.    Mechanics' Liens.  Tenant shall promptly pay for any properly performed labor, services, materials, supplies or equipment furnished to Tenant in or about the Premises.  Tenant shall keep the Premises free from any liens arising out of any labor, services, materials, supplies or equipment furnished or alleged to have been furnished to Tenant; provided, however, that Tenant shall have the right to contest the validity or amount of any such lien.  Tenant shall take all steps permitted by law in order to avoid the imposition of any such lien, including causing Tenant's contractor to be bonded and, to the extent feasible, requiring all subcontractors, sub-subcontractors, suppliers and materialmen to file with the Prothonotary of Philadelphia County appropriate waivers of lien prior to the commencement of any work or the delivery of any materials to the Premises.  Should any such lien or notice of such lien be filed against the Premises, Tenant shall bond against or discharge the same within sixty (60) days after Tenant has notice that the lien or claim is filed regardless of the validity of such lien or claim.

14.    Landlord's Right of Entry  Tenant shall permit Landlord and its Agents to enter the Premises at reasonable times following not less than 24 hours' prior notice (except in an emergency, when only such notice as is reasonable under the circumstances shall be required), provided that Landlord and its Agents comply with such procedures as may be established from time to time by Tenant for visitors to the Premises including, without limitation, that any such visitor be accompanied by a representative of Tenant at all times, to inspect the Premises, to the extent reasonably necessary for Landlord (i) to perform its Maintenance obligations, (ii) to exhibit the Premises for the purpose of sale or financing, and, (ii) during the last eighteen (18) months of the Term, to exhibit the Premises to any prospective tenant.  Landlord will use commercially reasonable efforts to minimize any inconvenience to Tenant in exercising such rights.

15.    Damage by Fire or Other Casualty.

(a)    If the Premises or the Building or any part thereof is so damaged by fire or other casualty, cause or condition (an “Occurrence”) whatsoever, Tenant shall promptly notify Landlord.  If the Occurrence causes the Premise or the Building to be substantially untenantable and, despite Landlord having maintained the insurance required by this Lease, there are insufficient insurance proceeds available to complete the restoration of the Premises, Landlord may, by written notice to Tenant given within ninety (90) days after such damage, terminate this Lease as of the date of the damage.

(b)    If, as a result of fire or other casualty, cause or condition whatsoever the Premises are made partially or wholly untenantable, Tenant shall have the right to terminate this Lease within ninety (90) days after the Occurrence unless Landlord's contractor estimates in writing that the Premises can reasonably be expected to be restored within eighteen (18) months after the Occurrence to substantially the same condition in which they were immediately prior to such damage or destruction, but not including the repair, restoration or replacement of the fixtures, equipment, or Alterations installed by or for Tenant.  If neither Landlord nor Tenant terminates this Lease pursuant this Section 15, Landlord shall proceed promptly and with due diligence to restore the Premises in a good and workmanlike manner to substantially the condition that existed immediately prior to the casualty, but not including the repair, restoration or replacement of the fixtures, equipment or Alterations installed by or on behalf of Tenant.  Landlord will coordinate reasonably with Tenant to develop any necessary plans and specifications for the restoration of that part of the Building that would constitute Tenant Improvement Work under Exhibit “D” of this Lease.  If (i) Landlord does not terminate this Lease pursuant to Subsection 15(a), (ii) Tenant does not terminate this Lease pursuant to Subsection 15(b), and (iii) Landlord fails, within eighteen (18) months after the parties confirm in writing that the Lease is not to be terminated pursuant to the foregoing provisions of this Section 10, to substantially restore the Premises, then Tenant may terminate this Lease by giving written notice to Landlord within thirty (30) days after the expiration of such eighteen (18) month period, unless Landlord is then pursuing such restoration with reasonable diligence (having due regard for reasonable delay caused by adjustment of insurance loss, strikes, labor difficulties or any cause beyond Landlord's reasonable control).  For the purposes of this Lease, the Premises shall be considered tenantable so long as and to the extent that the Premises are occupied.  In any event, Tenant shall be responsible for the removal, or restoration, when applicable, of all its damaged property and debris from the Premises, upon request by Landlord or reimburse Landlord for the cost of removal.  Tenant's obligation to pay Minimum Annual Rent and any other amounts under this Lease shall abate to the extent the Premises are rendered untenantable as a result of the casualty.  Further, if a casualty occurs during the last two (2) years of the Term, either Landlord or Tenant may terminate this Lease upon written notice to the other party given within thirty (30) days after the date of the casualty.

16.    Condemnation.  If (a) all of the Premises are Taken, (b) any part of the Premises is Taken and the remainder is insufficient for the reasonable operation of Tenant's business, or (c) any of the Premises is Taken, and, in Landlord's opinion, it would be impractical or the condemnation proceeds are insufficient to restore the remainder, then this Lease shall terminate as of the date the condemning authority takes possession.  If this Lease is not terminated pursuant to this Section, Landlord shall restore the Building to a condition as near as reasonably possible to the condition prior to the Taking, the Minimum Annual Rent shall be abated equitably according to the rental value of the Premises before and after the date upon which the condemning authority took possession and/or the date Landlord completes the restoration, and this Lease shall be amended appropriately to reflect the deletion of the space Taken.  The compensation awarded for a Taking shall belong to Landlord, and Tenant hereby assigns all claims against the condemning authority to Landlord other than those that may be separately claimed and awarded by law to Tenant without diminution in the value or amount of Landlord's claims.

17.    Quiet Enjoyment.  Landlord covenants that Tenant, upon performing all of its covenants, agreements and conditions of this Lease, shall have quiet and peaceful possession of the Premises as against anyone claiming by or through Landlord, subject, however, to the terms of this Lease, subject to existing deed restrictions and easements of record, as set forth in the title report for the Premises attached hereto as Exhibit “K” and such other matters as may be placed of record by Landlord in accordance with this Lease.

18.    Assignment and Subletting.

(a)    Tenant shall not assign this Lease or sublet all or any part of the Premises (a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.  Without limitation, Tenant agrees that Landlord’s consent shall not be considered unreasonably withheld if (i) the proposed transferee is an existing tenant of Landlord or an Affiliate of Landlord, (ii) the business, business reputation or creditworthiness of the proposed transferee is unacceptable to Landlord in Landlord’s reasonable judgment, (iii) except with respect to a proposed transferee that Tenant presents to Landlord and with whom Landlord has had no prior dealings with respect to property in the Mid-Atlantic region and to whom Tenant is offering its space for not less than the lesser of (A) the then-current Rent, or (B) the rent for other industrial space marketed by Landlord or its Affiliate in the Mid-Atlantic region, Landlord or an Affiliate of Landlord has comparable space available for lease by the proposed transferee, or (iv) Tenant is in default under this Lease or any act or omission has occurred which would constitute a default with the giving of notice and/or the passage of time.  A consent to one Transfer shall not be deemed to be a consent to any subsequent Transfer.  Notwithstanding any assignment or subletting and except as otherwise provided below, Tenant shall remain fully liable on this Lease and shall not be released from performing any of the terms, covenants and conditions hereof.  Landlord’s acceptance of Rent from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer.  Any Transfer not in conformity with this Section 18 shall be void at the option of Landlord.

(b)    Upon any Transfer, Tenant shall pay to Landlord, immediately upon receipt, the excess of (i) all compensation received by Tenant for the Transfer, over (ii) the Rent allocable to the Premises transferred, less reasonable out of pocket costs incurred by Tenant to effectuate such Transfer, including reasonable legal fees, advertising expenses, leasing commissions and similar costs.  No Transfer shall relieve Tenant from its obligations under the Improvements Agreement unless otherwise agreed in writing by Landlord and its Affiliate, Liberty Property Limited Partnership.

(c)    Notwithstanding the provisions of Subsection 18(a), Landlord agrees that no consent shall be required for a Transfer by Tenant to any Affiliate of Tenant, provided that:

(i)    Tenant shall remain fully liable on this Lease and shall not be released from performing any of the terms, covenants and conditions hereof;

(ii)           The Affiliate has shareholder equity (or its equivalent) at least equal to the shareholder equity of Tenant on the date immediately preceding the Transfer;

(iii)          The Affiliate uses the Premises in accordance with all applicable laws, codes and ordinances (including Environmental Laws) and in accordance with the Use;

(iv)          Tenant provides Landlord notice of the Transfer at least thirty (30) days prior to the effective date of the transfer, together with current financial statements of the Affiliate certified by an executive officer of the Affiliate;

(v)    Tenant delivers to Landlord an assumption agreement reasonably acceptable to Landlord executed by Tenant and the Affiliate, together with a certificate of insurance evidencing the Affiliate’s compliance with the insurance requirements of Tenant under this Lease; and

(vi)    If directed by Landlord, the Affiliate assumes all of Tenant’s obligations under the Improvements Agreement and/or issues a new LC in favor of Landlord that complies with the terms of this Lease.

(d)    Landlord agrees that it shall not, without Tenant’s prior consent (which may be withheld at Tenant’s sole discretion) convey the Premises or assign its interest under this Lease, other than to an Affiliate of Landlord, or to a joint venture of which Landlord or its Affiliate is the general partner, managing member or manager (pursuant to a joint venture agreement or separate management agreement) for a period of five (5) years from the Commencement Date.

19.    Subordination; Mortgagee's Rights.

(a)    This Lease shall be subordinate to any Mortgage now or in the future affecting the Premises, provided that Tenant's right of possession of the Premises shall not be disturbed by the Mortgagee so long as Tenant is not in default under this Lease, such subordination being subject to and conditioned upon Landlord's providing Tenant with a Subordination, Non-disturbance and Attornment Agreement from any such Mortgagee in recordable form and in a form reasonably acceptable to Landlord, Tenant and such Mortgagee.  Although the subordination is self-operative, within ten (10) days after written request, Tenant shall execute and deliver any further instruments confirming the subordination of this Lease and any further instruments of attornment that the Mortgagee may reasonably request.  However, any Mortgagee may at any time subordinate its Mortgage to this Lease, without Tenant's consent, by giving notice to Tenant, and this Lease shall then be deemed prior to such Mortgage without regard to their respective dates of execution and delivery; provided that such subordination shall not affect any Mortgagee's rights with respect to condemnation awards, casualty insurance proceeds, intervening liens or any right which shall arise between the recording of such Mortgage and the execution of this Lease.

(b)    Unless otherwise agreed by Landlord, Tenant and the Mortgagee, no Mortgagee shall be (i) liable for any previous act or omission of a prior landlord, (ii) subject to any rental offsets or defenses against a prior landlord, (iii) bound by any amendment of this Lease made without its written consent, or (iv) bound by payment of Monthly Rent more than one month in advance or liable for any other funds paid by Tenant to Landlord unless such funds actually have been transferred to the Mortgagee by Landlord.

20.    Estoppel Certificates; Tenant’s Financial Information.  Within ten (10) Business Days after Landlord's written request from time to time in connection with a sale, financing or other transaction involving the Premises, Tenant shall execute, acknowledge and deliver to Landlord, for the benefit of Landlord, Landlord's Mortgagee, any prospective Mortgagee, and any prospective purchaser of Landlord's interest in the Premises, an estoppel certificate in the form of attached Exhibit “B” (or other form requested by Landlord), modified as necessary to accurately state the facts represented.  Tenant understands that the estoppel certificate may be relied upon by Landlord, Landlord's Mortgagee and any prospective Mortgagee or purchaser of Landlord's interest in the Premises, and their respective successors and assigns.  Within ten (10) days after Landlord's written request from time to time (but not more than twice during any twelve month period), Tenant shall furnish to Landlord, Landlord's Mortgagee, prospective Mortgagee and/or purchaser reasonably requested financial information (provided that so long as Tenant is a publicly traded company, publicly available financial information shall be deemed to satisfy this requirement).

21.    Surrender; Abandoned Property.

(a)    On the date on which this Lease expires or terminates, Tenant shall return possession of the Premises to Landlord in good condition, except for ordinary wear and tear, and except for casualty damage or other conditions that Tenant is not required to remedy under this Lease.  Tenant shall give Landlord all keys, access cards and passes for the Premises and the Building and will inform Landlord of combinations of any locks or safes on the Premises.  If Tenant does not return possession of the Premises to Landlord in the condition required under this Lease, Tenant shall pay Landlord all resulting damages Landlord may suffer.

(b)    Prior to the expiration or termination of this Lease, Tenant shall remove from the Premises any personal property (including Tenant’s equipment) not belonging to Landlord.  Any personal property not so removed shall be deemed abandoned, and Landlord, at Tenant's expense, may remove, store, sell or otherwise dispose of such property in such manner as Landlord may see fit and/or Landlord may retain such property as its property.  If any part thereof shall be sold, then Landlord may receive and retain the proceeds of sale and apply the same, at its option, against the expenses of the sale, the cost of moving and storage and any Rent.

(c)    If Tenant remains in possession of the Premises after the expiration or termination of this Lease, Tenant's occupancy of the Premises shall be that of a tenancy at will.  Tenant's occupancy during any holdover period shall otherwise be subject to the provisions of this Lease (unless clearly inapplicable), except that the Monthly Rent shall be equal to 150% for the first 60 days of the holdover, and thereafter 200%, of the Monthly Rent payable for the last full month immediately preceding the holdover.  No holdover or payment by Tenant after the expiration or termination of this Lease shall operate to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise.  Any provision in this Lease to the contrary notwithstanding, any holdover by Tenant shall constitute a default on the part of Tenant under this Lease entitling Landlord to exercise, without obligation to provide Tenant any notice or cure period, all of the remedies available to Landlord in the event of a Tenant default, and Tenant shall be liable for all damages, including consequential damages, that Landlord suffers as a result of the holdover.

(d)    Attached hereto as Exhibit “C”  is a preliminary list of those alterations, improvements, fixtures and equipment that Tenant shall be required to remove from the Premises on or before the expiration of the Term.  The parties acknowledge that the list set forth on Exhibit “C” is based on plans and specifications for the Premises which are not yet fully developed.  Landlord shall have the right, from time to time by written notice to Tenant, to augment or modify such list based on newly developed features of the Premises as development progresses.

22.    Defaults - Remedies.

(a)    It shall be an Event of Default:

(i)    If Tenant does not pay in full any and all Rent within five (5) business days after Landlord gives Tenant notice that such Rent was not paid when due, except as provided in Subsection 22(c) below;

(ii)           If Tenant fails to observe and perform or otherwise breaches any other provision of this Lease, and, except as provided in Subsection 22(c)  below, Tenant fails to cure the default on or before the date that is ten (10) Business Days after Landlord gives Tenant notice of default; provided, however, if the default cannot reasonably be cured within ten (10) Business Days following Landlord's notice, Tenant shall be afforded additional reasonable time to cure the default (not to exceed an additional one hundred Eighty (180) days) if Tenant begins to cure the default within ten (10) Business Days following Landlord's notice and continues diligently in good faith to completely cure the default;

(iii)          If Tenant becomes insolvent or bankrupt in any sense or makes a general assignment for the benefit of creditors or offers a settlement to creditors, or if a petition in bankruptcy or for reorganization or for an arrangement with creditors under any federal or state law is filed by or against Tenant, or a bill in equity or other proceeding for the appointment of a receiver for any of Tenant's assets is commenced, or if any of the real or personal property of Tenant shall be levied upon in connection with such insolvency or bankruptcy proceeding; provided that any proceeding brought by anyone other than Landlord or Tenant under any bankruptcy, insolvency, receivership or similar law shall not constitute an Event of Default until such proceeding has continued unstayed for more than 60 consecutive days.

(iv)          If Tenant enters in to or permits a Transfer in violation of Section 18 above.

(v)           If any default occurs under the Improvements Agreement which is not cured within the time periods specified therein.

(vi)          If, subject to the reductions permitted under Section 27, the LC is terminated or expires prior to the original Expiration Date of this Lease, or if Landlord receives notice from the issuing bank that the LC will expire or be terminated prior to the original Expiration Date of this Lease and Tenant does not cause the LC to be renewed or reissued within the earlier of (A) five (5) Business Days after Landlord’s written notice to Tenant, or (B) thirty (30) days prior to the effective date of such expiration or termination.

(b)    If an Event of Default occurs, Landlord shall have the following rights and remedies:

(i)    Landlord, without any obligation to do so, may elect to cure the default on behalf of Tenant, in which event Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord in curing the default (together with an administrative fee of 15% thereof), plus interest thereon at the Interest Rate from the respective dates of Landlord's incurring such costs, which sums and costs together with interest at the Interest Rate shall be deemed Additional Rent;

(ii)    To enter and repossess the Premises and remove all persons and all or any property, in accordance with applicable Laws, without being liable for prosecution or damages, and Landlord may, at Landlord's option, make Alterations and repairs in order to relet the Premises and relet all or any part(s) of the Premises for Tenant's account.  Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such reletting.  In the event of reletting without termination of this Lease, Landlord may at any time thereafter elect to terminate this Lease for such previous breach;

(iii)    To accelerate the whole or any part of the Rent for the balance of the Term, and declare the same to be immediately due and payable;

(iv)    To terminate this Lease and the Term without any right on the part of Tenant to save the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken.

(v)    IN ADDITION TO THE RIGHTS AND REMEDIES PROVIDED ABOVE, IF AN EVENT OF DEFAULT OCCURS RELATING TO TENANT'S NON-PAYMENT OF THE RENT DUE HEREUNDER, TENANT HEREBY AUTHORIZES ANY ATTORNEY OF ANY COURT OF RECORD OF THE COMMONWEALTH OF PENNSYLVANIA TO APPEAR FOR TENANT AND TO CONFESS JUDGMENT AGAINST TENANT, AND IN FAVOR OF LANDLORD, FOR ALL RENT DUE HEREUNDER PLUS COSTS AND AN ATTORNEY'S COLLECTION COMMISSION EQUAL TO THE GREATER OF 10% OF ALL RENT OR $1,000, FOR WHICH THIS LEASE OR A TRUE AND CORRECT COPY HEREOF SHALL BE GOOD AND SUFFICIENT WARRANT.  TENANT UNDERSTANDS THAT THE FOREGOING PERMITS LANDLORD TO ENTER A JUDGMENT AGAINST TENANT WITHOUT PRIOR NOTICE OR HEARING.  ONCE SUCH A JUDGMENT HAS BEEN ENTERED AGAINST TENANT, ONE OR MORE WRITS OF EXECUTION OR WRITS OF GARNISHMENT MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT AND WITHOUT A HEARING, AND, PURSUANT TO SUCH WRITS, LANDLORD MAY CAUSE THE SHERIFF OF THE COUNTY IN WHICH ANY PROPERTY OF TENANT IS LOCATED TO SEIZE TENANT'S PROPERTY BY LEVY OR ATTACHMENT.  IF THE JUDGMENT AGAINST TENANT REMAINS UNPAID AFTER SUCH LEVY OR ATTACHMENT, LANDLORD CAN CAUSE SUCH PROPERTY TO BE SOLD BY THE SHERIFF EXECUTING THE WRITS, OR, IF SUCH PROPERTY CONSISTS OF A DEBT OWED TO TENANT BY ANOTHER ENTITY, LANDLORD CAN CAUSE SUCH DEBT TO BE PAID DIRECTLY TO LANDLORD IN AN AMOUNT UP TO BUT NOT TO EXCEED THE AMOUNT OF THE JUDGMENT OBTAINED BY LANDLORD AGAINST TENANT, PLUS THE COSTS OF THE EXECUTION.  SUCH AUTHORITY SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF, BUT JUDGMENT MAY BE CONFESSED AS AFORESAID FROM TIME TO TIME AS OFTEN AS ANY OF THE RENT AND OTHER SUMS SHALL FALL DUE OR BE IN ARREARS, AND SUCH POWERS MAY BE EXERCISED AS WELL AFTER THE EXPIRATION OF THE INITIAL TERM OF THIS LEASE AND DURING ANY EXTENDED OR RENEWAL TERM OF THIS LEASE AND AFTER THE EXPIRATION OF ANY EXTENDED OR RENEWAL TERM OF THIS LEASE.

(vi)    WHEN THIS LEASE AND THE TERM OR ANY EXTENSION THEREOF SHALL HAVE BEEN TERMINATED ON ACCOUNT OF ANY EVENT OF DEFAULT BY TENANT, OR WHEN THE TERM OR ANY EXTENSION THEREOF SHALL HAVE EXPIRED, TENANT HEREBY AUTHORIZES ANY ATTORNEY OF ANY COURT OF RECORD OF THE COMMONWEALTH OF PENNSYLVANIA TO APPEAR FOR TENANT AND FOR ANYONE CLAIMING BY, THROUGH OR UNDER TENANT AND TO CONFESS JUDGMENT AGAINST ALL SUCH PARTIES, AND IN FAVOR OF LANDLORD, IN EJECTMENT AND FOR THE RECOVERY OF POSSESSION OF THE PREMISES, FOR WHICH THIS LEASE OR A TRUE AND CORRECT COPY HEREOF SHALL BE GOOD AND SUFFICIENT WARRANT.   AFTER THE ENTRY OF ANY SUCH JUDGMENT A WRIT OF POSSESSION MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT AND WITHOUT A HEARING.  IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED IT SHALL BE DETERMINED AND POSSESSION OF THE PREMISES REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT FOR THE SAME EVENT OF DEFAULT AND UPON ANY SUBSEQUENT EVENT OF DEFAULT(S) OR UPON THE TERMINATION OF THIS LEASE OR TENANT'S RIGHT OF POSSESSION AS HEREIN SET FORTH, TO AGAIN CONFESS JUDGMENT AS HEREIN PROVIDED, FOR WHICH THIS LEASE OR A TRUE AND CORRECT COPY HEREOF SHALL BE GOOD AND SUFFICIENT WARRANT.

(vii)    THE WARRANTS TO CONFESS JUDGMENT SET FORTH ABOVE SHALL CONTINUE IN FULL FORCE AND EFFECT AND BE UNAFFECTED BY AMENDMENTS TO THIS LEASE OR OTHER AGREEMENTS BETWEEN LANDLORD AND TENANT EVEN IF ANY SUCH AMENDMENTS OR OTHER AGREEMENTS INCREASE TENANT'S OBLIGATIONS OR EXPAND THE SIZE OF THE PREMISES.  TENANT WAIVES ANY PROCEDURAL ERRORS IN CONNECTION WITH THE ENTRY OF ANY SUCH JUDGMENT OR IN THE ISSUANCE OF ANY ONE OR MORE WRITS OF POSSESSION OR EXECUTION OR GARNISHMENT THEREON.

(viii)    TENANT KNOWINGLY AND EXPRESSLY WAIVES (i) ANY RIGHT, INCLUDING, WITHOUT LIMITATION, UNDER ANY APPLICABLE STATUTE, WHICH TENANT MAY HAVE TO RECEIVE A NOTICE TO QUIT PRIOR TO LANDLORD COMMENCING AN ACTION FOR REPOSSESSION OF THE PREMISES AND (ii) ANY RIGHT WHICH TENANT MAY HAVE TO NOTICE AND TO HEARING PRIOR TO A LEVY UPON OR ATTACHMENT OF TENANT'S PROPERTY OR THEREAFTER.

Initials on behalf of Tenant: ____________

(c)    Any provision to the contrary in this Section 22 notwithstanding, (i) Landlord shall not be required to give Tenant the notice and opportunity to cure provided in Subsection 22(a) above more than twice in any consecutive 12-month period, and thereafter Landlord may declare an Event of Default without affording Tenant any of the notice and cure rights provided under this Lease, and (ii) Landlord shall not be required to give such notice prior to exercising its rights under Subsection 22(b) if Tenant fails to comply with the provisions of Sections 13, 18, 20 or 27, or in an emergency.  Notwithstanding the foregoing, Landlord shall provide Tenant with additional written notice at least thirty (30) days prior to exercising any confession of judgment against Tenant pursuant to Sections 22(b)(v) - 22(b)(viii); provided, however, that if Landlord elects to confess judgment for Rent and attorney fees pursuant to Section 22(b)(v) without first accelerating the Rent, thereby requiring multiple confessions of judgment as Rent accrues, a single notice of such election delivered to Tenant at least thirty (30) days prior to the first such exercise of the confession of judgment shall suffice, and no further notices shall be required for subsequent confessions of judgment for Rent and attorney fees.

(d)    No waiver by Landlord of any breach by Tenant shall be a waiver of any subsequent breach, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of any rights and remedies with respect to such or any subsequent breach.  Efforts by Landlord to mitigate the damages caused by Tenant's default shall not constitute a waiver of Landlord's right to recover damages hereunder.  No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy provided herein or by law, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity.  No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the total amount due Landlord under this Lease shall be deemed to be other than on account, nor shall any endorsement or statement on any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of Rent due, or Landlord's right to pursue any other available remedy.

(e)    (i)    Tenant shall pay upon demand all costs and expenses, including the reasonable fees and out-of-pocket expenses of counsel, agents and others retained by Landlord, incurred in enforcing Tenant's obligations hereunder or incurred by Landlord in any litigation, negotiation or transaction in which Tenant causes Landlord to become involved.  Landlord shall pay upon demand all costs and expenses, including the reasonable fees and out-of-pocket expenses of counsel, agents and others retained by Tenant, incurred in enforcing Landlord's obligations hereunder or incurred by Tenant in any litigation, negotiation or transaction in which Landlord causes Tenant to become involved.  Notwithstanding the foregoing, each of Landlord and Tenant shall pay the fees of its own counsel in negotiating this Lease and any amendment thereto or extension of the term thereof as well as any estoppel certificate or subordination, non-disturbance and attornment agreement.

(ii)    If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys' fees, costs of suit, investigation expenses and discovery costs, including costs of appeal.

(f)    TENANT HEREBY AGREES TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COMMONWEALTH OF PENNSYLVANIA, AND TENANT AGREES THAT ALL SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL DIRECTED TO TENANT, TO THE ATTENTION OF TENANT’S GENERAL COUNSEL, AT TENANT'S ADDRESS SET FORTH ABOVE, AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED AS PROVIDED IN SECTION 26, PROVIDED THAT NOTHING CONTAINED HEREIN WILL PREVENT LANDLORD FROM BRINGING ANY ACTION OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY OR AGAINST TENANT INDIVIDUALLY, OR AGAINST ANY PROPERTY OF TENANT WITHIN ANY OTHER STATE OR NATION TO ENFORCE ANY AWARD OR JUDGMENT OBTAINED IN THE VENUE PROVIDED ABOVE.  TENANT WAIVES ANY OBJECTION TO VENUE AND ANY OBJECTION BASED ON A MORE CONVENIENT FORUM IN ANY ACTION INSTITUTED HEREIN, PURSUANT TO THE PROVISIONS HEREOF.

23.    Tenant's Authority.  Tenant represents and warrants to Landlord that if Tenant is a corporation, limited liability company, partnership or any other form of business association or entity:  (i) Tenant is duly formed, validly existing and in good standing under the laws of the state under which Tenant is organized, (ii) Tenant is qualified to do business in the state in which the Premises is located, (iii) Tenant has the power and authority to enter into this Lease, (iv) the person(s) signing on behalf of Tenant are authorized to do so, and (v) this Lease constitutes a valid and binding obligation of Tenant enforceable in accordance with its terms.  At the time this Lease is executed, Tenant shall provide Landlord with resolutions, a secretary’s certificate or other documentation acceptable to Landlord evidencing that Tenant has the power and authority to enter into this Lease and that the person(s) signing on behalf of Tenant have the authority to bind Tenant.

24.    Liability of Landlord.  The word “Landlord” in this Lease includes the Landlord executing this Lease as well as its successors and (subject to Section 18(d) above) assigns, each of which shall have the same rights, remedies, powers, authorities and privileges as it would have had it originally signed this Lease as Landlord.  Any such person or entity, whether or not named in this Lease, shall have no liability under this Lease after it ceases to hold title to the Premises except for obligations already accrued (and, as to any unapplied portion of Tenant's Security Deposit, Landlord shall be relieved of all liability upon transfer of such portion to its successor in interest).  Tenant shall look solely to Landlord's successor in interest for the performance of the covenants and obligations of the Landlord hereunder which subsequently shall accrue.  Landlord shall not be deemed to be in default under this Lease unless Tenant gives Landlord written notice specifying the nature of the default and Landlord fails to cure the default within thirty (30) days following receipt of Tenant's written notice, provided, however, if the default cannot reasonably be cured within thirty (30) days following Tenant's notice, Landlord shall be afforded additional reasonable time to cure the default but only if Landlord begins to cure the default within thirty (30) days following Tenant's notice and continues diligently in good faith to completely cure the default as promptly as reasonably practicable.  If Landlord does not cure a default within the prescribed period, Tenant shall be entitled to cure the default on Landlord’s behalf, and Landlord shall thereafter reimburse Tenant for Tenant’s reasonable out of pocket costs incurred in curing such default.  Such reimbursement shall be paid by Landlord to Tenant within thirty (30) days following Tenant’s delivery to Landlord of a written request therefor accompanied by invoices and other documentation reasonably required by Landlord evidencing such out of pocket costs.  Tenant shall not be entitled to set off any amounts owed by Landlord against Rent due hereunder.  In no event shall Landlord be liable to Tenant for any loss of business or profits of Tenant or for consequential, punitive or special damages of any kind.  Neither Landlord nor any principal of Landlord nor any owner of the Premises, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of this Lease or the Premises; Tenant shall look solely to the equity of Landlord in the Premises (and the profits and proceeds resulting from any sale of the Premises) and any insurance proceeds or condemnation awards or payments in lieu thereof with respect to the Premises for the satisfaction of any claim by Tenant against Landlord.

25.    Miscellaneous.

(a)    The captions in this Lease are for convenience only, and are not a part of this Lease and do not in any way define, limit, describe or amplify the terms of this Lease.

(b)    This Lease, together with the Exhibits and Addenda attached hereto, and together with those certain indemnity agreements between Tenant and Landlord dated November 8, 2006, March 6, 2007, April 12, 2007 and of even date herewith, represents the entire agreement between the parties hereto and there are no collateral or oral agreements, representations, warranties, conditions, promises or understandings between Landlord and Tenant with respect to the Premises.  No rights, easements or licenses are acquired in the Premises or any land adjacent to the Premises by Tenant by implication or otherwise except as expressly set forth in this Lease.  Without limiting the foregoing, this Lease does not grant any easement or rights for light, air and view and any diminution or blockage of light, air and view by any structure or condition now or later erected will not affect this Lease or impose any liability on Landlord, except the limitations on use of the Brig Site set forth in Section 29(c).  This Lease shall not be modified in any manner except by an instrument in writing executed by the parties.  The masculine (or neuter) pronoun and the singular number shall include the masculine, feminine and neuter genders and the singular and plural number.  The word “including” followed by any specific item(s) is deemed to refer to examples rather than to be words of limitation.  The word “person” includes a natural person, a partnership, a corporation, a limited liability company, an association and any other form of business association or entity.  Both parties having participated fully and equally in the negotiation and preparation of this Lease, this Lease shall not be more strictly construed, nor any ambiguities in this Lease resolved, against either Landlord or Tenant.

(c)    Each covenant, agreement, obligation, term, condition or other provision contained in this Lease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same, not dependent on any other provision of this Lease unless otherwise expressly provided.  All of the terms and conditions set forth in this Lease shall apply throughout the Term unless otherwise expressly set forth herein.

(d)    If any provisions of this Lease shall be declared unenforceable in any respect, such unenforceability shall not affect any other provision of this Lease, and each such provision shall be deemed to be modified, if possible, in such a manner as to render it enforceable and to preserve to the extent possible the intent of the parties as set forth herein.  This Lease shall be construed and enforced in accordance with the laws of Commonwealth of Pennsylvania.

(e)    Subject to Section 18(d), this Lease shall be binding upon and inure to the benefit of Landlord and its successors and assigns, and Tenant, and its permitted successors and assigns.

(f)    Landlord shall not encumber the Premises with, or subject the Premises to, any restrictions, covenants, conditions or easements that would diminish the rights granted to Tenant, or increase the obligations of Tenant, under this Lease.  Notwithstanding the foregoing, Landlord shall be permitted to enter into such easements, covenants and restrictions with PAID and other owners of property in the Navy Yard as Landlord shall deem reasonably necessary for the operation of the Premises and other property in the Navy Yard, provided the foregoing do not unreasonably interfere with Tenant’s Use of the Premises or materially and adversely affect the appearance of the Premises.

(g)    Tenant shall not record this Lease without Landlord’s prior written consent.  Following the satisfaction or waiver of all of the Lease contingencies set forth in Section 30, Tenant may record a memorandum of this Lease in form reasonably acceptable to Landlord.

(h)    This Lease may be executed in any number of counterparts, each of which, taken together, shall constitute one and the same instrument.  Faxed or electronically delivered signatures shall be enforceable as original signatures against the party delivering such signature.

(i)    Landlord represents and warrants to Tenant that this Lease has been duly authorized, executed and delivered by Landlord.  Landlord shall supply Tenant with a secretary’s certificate, resolutions or other documentation acceptable to Tenant that Landlord has the power and authority to enter into this Lease and that the persons signing on behalf of Landlord have the authority to bind Landlord.

26.           Notices.  Any notice or other communication under this Lease shall be in writing and addressed to Landlord or Tenant at their respective addresses specified in Section 1 above (or to such other address as either may designate by notice to the other) with a copy to any Mortgagee or other party designated by Landlord.  Each notice or other communication shall be deemed given if sent by prepaid overnight delivery service or by certified mail, return receipt requested, postage prepaid, with delivery in any case evidenced by a receipt, and shall be deemed received on the day of actual receipt by the intended recipient or on the Business Day delivery is refused.  The giving of notice by Landlord's or Tenant's attorneys, representatives and agents under this Section shall be deemed to be the acts of Landlord or Tenant, as applicable; however, the foregoing provisions governing the date on which a notice is deemed to have been received shall mean and refer to the date on which a party to this Lease, and not its counsel or other recipient to which a copy of the notice may be sent, is deemed to have received the notice.

27.           Security Deposit.

(a)    As additional security for the full and prompt performance by Tenant of the terms and covenants of this Lease, Tenant shall deliver to Landlord, within five (5) Business Days after the Effective Date, an irrevocable negotiable letter of credit (an “LC”), issued by a bank acceptable to Landlord, having a banking office in Philadelphia, Pennsylvania, in form and content reasonably acceptable to Landlord, for the benefit of Landlord, in the sum of Eight Million and 00/100 Dollars ($8,000,000.00) (the “Security Deposit”).  The LC shall provide that (provided the other conditions set forth therein for a draw upon the LC have been met): (i) from and after the Effective Date until December 31, 2007, Landlord may draw up to One Million Dollars ($1,000,000.00) against the LC, (ii) from and after January 1, 2008, until June 30, 2008, Landlord may draw up to Two Million Six Hundred Thousand Dollars ($2,600,000.00) against the LC, (iii) from and after July 1, 2008, until December 31, 2008, Landlord may draw up to Three Million Five Hundred Thousand Dollars ($3,500,000.00) against the LC, and (iv) from and after January 1, 2009, Landlord may draw up to Eight Million Dollars ($8,000,000.00) against the LC.  The provisions of the immediately preceding sentence are referred to herein as the “LC Draw Cap”.  Such LC shall have a term covering the entire Term of the Lease and shall expire not less than sixty (60) days after the expiration of the Term of the Lease.  The parties also acknowledge that the LC also secures Tenant’s performance under the Improvements Agreement.

(b)    Tenant shall not be entitled to reduce the face amount of the LC without Landlord’s prior consent in each instance.  Notwithstanding the foregoing, upon Tenant’s written request for a reduction of the face amount of the LC (which shall be required for each desired reduction) if, as of the effective date of the desired reduction (i) no Event of Default then exists, (ii) no condition then exists that, with the passage of time or the giving of notice, or both, would constitute an Event of Default, (iii) Landlord has not issued a notice of default, respecting a material default, to Tenant more than once in the preceding twenty four (24) month period, and (iv) Tenant has shareholder equity of not less than $48,000,000.00 (determined in accordance with the methodology used to underwrite Tenant’s creditworthiness at the commencement of the transactions contemplated under this Lease), then in such event Landlord’s consent shall not be unreasonably withheld, conditioned or delayed as to the reduction of the face amount of the LC to the amounts, and as of the dates, set forth in the amortization schedule below:

LEASE YEARS:	FACE AMOUNT OF LC:
1-16	$8,000,000.00
17	$5,500,000.00
18	$5,163,000.00
19	$4,790,000.00
20	$4,378,000.00
21	$3,924,000.00
22	$3,421,000.00
23	$2,866,000.00
24	$2,252,000.00
25	$1,575,000.00
26	$826,000.00

(c)    Tenant's failure to keep the LC in place for the hereinabove agreed amounts during the entire Term of this Lease, and for at least sixty (60) days after the expiration of the Term of this Lease shall constitute an Event of Default under this Lease and Landlord shall be entitled, without notice, to present the LC for payment.  Landlord shall be entitled, without notice, to present the LC for payment (i) upon the occurrence and during the continuance of an Event of Default under this Lease (including any holdover), or (ii) if the term of the LC is to expire prior to the period specified above and Tenant does not cause the term to be extended, or a new LC issued (from an acceptable bank and in a form as specified above), at least thirty (30) days prior to such expiration.  In the event the LC is presented for payment, Landlord may apply the proceeds on account of the Event of Default to the cure of any Event of Default by Tenant under this Lease.  If the LC has been converted into a cash Security Deposit or has been drawn upon in connection with a default under the Improvements Agreement, Tenant shall, upon demand, restore any portion of the Security Deposit which may be applied by Landlord to the cure of any default by Tenant under this Lease or under the Improvements Agreement.  Notwithstanding the foregoing provisions of this Paragraph, to the extent that Landlord has not applied any portion of the Security Deposit on account of a default under this Lease or the Improvements Agreement, the remaining Security Deposit (after Tenant has made all payments to Landlord pursuant to the provisions of this Lease) shall be returned to Tenant promptly after the expiration of this Lease and the full performance of Tenant hereunder and under the Improvements Agreement.  Until returned to Tenant after the expiration of the Lease and the full performance of Tenant hereunder and under the Improvements Agreement (including, without limitation, any payment due by Tenant as a result of a reconciliation of Tenant's Additional Rent obligations), the Security Deposit shall remain the property of Landlord.

(d)    Notwithstanding the foregoing, Tenant may initially satisfy the aforementioned requirement to deliver the LC by delivering to Landlord within five (5) Business Days after the Effective Date an LC in the face amount of One Million Dollars ($1,000,000.00) substantially in the form of Exhibit “M-1” attached hereto, issued by PNC Bank, N.A., naming Landlord as the beneficiary and containing other terms reasonably acceptable to Landlord (the “Interim LC”); provided that Tenant replaces the Interim LC on or before July 30, 2007, with a new LC that complies with all of the terms of this Section 27 and is in the form of Exhibit “M-2” attached hereto (the “Final LC”).

28.    Brokers.  Tenant represents and warrants to Landlord that Broker is the only broker or finder that Tenant had any dealings, negotiations or consultations with relating to the Premises or this Lease and that no other broker or finder called the Premises to Tenant's attention for Lease or took any part in any dealings, negotiations or consultations relating to the Premises or this Lease.  Absent an express written agreement to the contrary with Landlord, neither Broker nor any other agent or broker retained by Tenant, whether retained at or before the Effective Date or at any time thereafter, shall be entitled to any commission upon any renewal or extension of this Lease or any expansion of the Premises.  Tenant agrees to indemnify, defend and hold harmless Landlord from and against all costs, fees (including, without limitation, reasonable attorney's fees), expenses, liabilities and claims incurred or suffered by Landlord arising from any breach by Tenant of Tenant's representation and warranty in this Section 28.  Landlord represents and warrants that it has not engaged or dealt with any broker in connection with this Lease other than the Broker and Landlord agrees to indemnify, defend and hold Tenant harmless from and against all costs, fees (including, without limitation, reasonable attorney's fees), expenses, liabilities and claims incurred or suffered by Tenant  arising from any breach by Landlord of Landlord’s representation and warranty in this Section 28.  Landlord shall be responsible for any and all commissions owing to the Broker in connection with this Lease, which arrangement shall be set forth in a separate written agreement between Landlord and Broker.

29.    Landlord’s Work; Tenant Finish Work; Brig Site.

(a)    The Landlord's Work shall be constructed by Landlord in accordance with the provisions of Exhibit “D” attached hereto and made a part hereof.  On the Effective Date, Landlord shall cause Liberty Property Limited Partnership to execute a completion guaranty for the Landlord's Work in the form of Exhibit “J” attached hereto.

(b)    The Tenant Finish Work shall be constructed by Tenant and shall also be governed by the provisions of Exhibit “D” attached hereto and made a part hereof.  Landlord and Tenant agree that the Tenant Finish Work (including without limitation erection, construction and/or alteration) is a permissive improvement requested by and for the immediate use and benefit of Tenant, not Landlord, irrespective of legal ownership of the completed work.

(c)    Prior to the Commencement Date, Landlord shall cause (i) the existing buildings located on the portion of the Navy Yard known as Girard Point and containing the former U.S. Navy brig (the “Brig Site”) to be razed, and (ii) the Brig Site to be graded and improvements thereon executed in a manner adequate to prevent material adverse impact to the Premises from storm water runoff from the Brig Site.  So long as the Brig Site is owned by Landlord or its Affiliate, Landlord shall cause the owner thereof to (A) lease the Brig Site only to lawful users thereof, (B) make commercially reasonable efforts to cause improvements on the Brig Site not to materially hinder natural light to the Premises and to prevent the emission from the Brig Site of offensive or noxious odors, effluents, fumes, dust or ashes in a manner that adversely impacts on Tenant’s use and enjoyment of the Premises, and (C) not permit any manufacturer of pre-packaged sweet snack cakes to display signage at the Brig Site, other than suite entry signage.

(d)    Landlord shall make all commercially reasonable effort to cause the completion of certain improvements to 26th Street between Penrose Avenue and Langley Avenue prior to the Commencement Date.  Preliminary design documents and graphical concept drawings for such work are attached hereto as Exhibit “G”.

(e)    The parties acknowledge that Landlord intends to seek certain funding from the Pennsylvania Department of Transportation under its Capital Budget Rail Freight Assistance (“CBRFA”) program and under its Rail Freight Assistance (“RFA”) program in connection with certain railroad improvements that will benefit the Premises.  The CBRFA program requires that Landlord provide matching funds equal to thirty (30%) of the CBRFA funds.  Landlord had previously budgeted $500,000.00 for this purpose.  Because of recent modifications to the design and location of the Building on the Land, it is possible (although as yet unconfirmed) that the matching funds required to be contributed by Landlord may be less than $500,000.00.  In the event that the matching funds required to be contributed by Landlord are less than $500,000.00, then the savings obtained by Landlord shall result in a reduction in the Minimum Annual Rent for each Lease Year equal to eight and one-quarter cents ($0.0825) for each dollar of savings.

30.    Lease Contingencies.

(a)    Landlord has advised Tenant that, as of the Effective Date, the Land is owned by the Philadelphia Authority for Industrial Development (“PAID”) and that Landlord anticipates entering into a Sales and Development Agreement with PAID (the “Agreement of Sale”) which shall set forth, among other things, (i) PAID’s agreement to sell, and Landlord's agreement to purchase, the Land, (ii) PAID’s agreement to sell, and Landlord’s agreement to purchase, the Brig Site, and (iii) the agreement by PAID and Landlord to enter into a reciprocal easement agreement to provide for, among other things, access rights for Landlord and Tenant to and from the Land and the Brig Site across the Navy Yard and portions thereof, utility services across adjacent lands of the City of Philadelphia and the payment of common area maintenance by Landlord for such access and utility rights.  Accordingly, Landlord may terminate this Lease if the Agreement of Sale is not fully executed by PAID and Landlord on or before the date that is sixty (60) days after the Effective Date.

(b)    Landlord may terminate this Lease if Tenant shall not have delivered the Interim LC to Landlord, as contemplated in Section 27, within five (5) Business Days after the Effective Date.

(c)    Landlord may terminate this Lease if Tenant shall not have delivered the Final LC to Landlord, as contemplated in Section 27, on or before July 30, 2007.

(d)    Landlord may terminate this Lease if, on or before the date that is thirty (30) days after the Effective Date, Landlord (or Landlord’s Affiliate) and Tenant have not entered into a lease for approximately 35,000 square feet of office space in an office building to be constructed by an Affiliate of Landlord in the Navy Yard and commonly known as Three Crescent Drive;

(e)    Landlord may terminate this Lease if any of the following do not occur on or before June 30, 2007:

(i)    PAID or the Philadelphia Industrial Development Corporation (“PIDC”) shall have received an “Invitation to Apply” (or other evidence reasonably satisfactory to Landlord) for not less than $4,000,000.00 (consisting of $2,000,000 from the Governor’s office and $2,000,000 from the State caucuses) toward the Project under the Pennsylvania  Redevelopment Assistance Capital Program or equivalent funding acceptable to Landlord (collectively “RACP”);

(ii)    The Project shall have received all approvals of the City Council of Philadelphia (including the passage of any applicable city ordinance) and the board of directors of PAID required to obtain the RACP grant;

(iii)           PAID or PIDC shall have received memoranda from each of the four Commonwealth of Pennsylvania caucuses (House Democratic Caucus, House Republican Caucus, Senate Democratic Caucus and Senate Republican Caucus) committing the caucuses to fund an aggregate of not less than $2,000,000.00 toward the RACP grant;

(iv)           PAID or PIDC shall have received an executed grant agreement from the Commonwealth of Pennsylvania (or other evidence reasonably satisfactory to Landlord) committing the Commonwealth to fund not less than $2,400,000.00 toward the Project under the Industrial Sites Reuse Program and or the Growing Greener II Program;

(v)    PAID or PIDC shall have received an executed award letter from the United States Economic Development Administration (“USEDA”) (or other evidence reasonably satisfactory to Landlord) committing such administration to fund not less than $1,500,000.00 toward the Project under the USEDA grant program;

(vi)    PAID or its designee shall have received an award letter from the Commonwealth of Pennsylvania (or other evidence reasonably satisfactory to Landlord) committing the Commonwealth to fund not less than $1,500,000.00 in the aggregate under the CBRFA and the RFA;

(vii)    PAID shall have confirmed to Landlord in writing that Landlord shall not be required to construct additional rail improvements to service any site other than the Premises;

(viii)   PAID shall have granted Landlord all easements within the Navy Yard necessary for Landlord to construct and allow rail service to the Premises, including the right to use the existing rail and rail rights of way within the Navy Yard (including without limitation the 26th Street rail crossing); and

(ix)    All other conditions to Landlord’s acquisition of the Land and the Brig Site under the Agreement of Sale (other than subdivision and zoning approval and other matters described in the Agreement of Sale which, by their nature, can not be, and were not anticipated to be, satisfied by June 30, 2007) shall have been satisfied or waived by PAID.

(f)    Landlord or Tenant may terminate this Lease if any of the following do not occur by June 30, 2007:

(i)    Tenant shall have obtained a fully executed commitment letter from the Commonwealth of Pennsylvania committing the Commonwealth to fund not less than $10,000,000.00 to Tenant in the aggregate under the Commonwealth’s Machinery and Equipment Loan Fund program;

(ii)    Tenant shall have obtained a fully executed commitment letter from PIDC committing PIDC to provide not less than $12,000,000.00 of loan financing to Tenant;

(iii)           Tenant shall have received an award letter from the Commonwealth of Pennsylvania (or other evidence reasonably acceptable to Landlord and Tenant) committing the Commonwealth to fund not less than $600,000.00 to Tenant under the Commonwealth’s Opportunity Grant Program; and

(iv)           Tenant, Tenant’s lenders and PAID shall have entered into an intercreditor agreement acceptable to the parties thereto, unless the requirement for such agreement is waived by PAID.

(g)    Landlord or Tenant may terminate this Lease if, by July 30, 2007, Tenant shall not have closed on a credit facility with Citizens Bank of not less than $100,000,000.00.  Furthermore, if Tenant shall reasonably believe from and after June 30, 2007 and prior to July 30, 2007 that the aforementioned credit facility is unlikely to close, Tenant may terminate this Lease.

(h)    Landlord shall use all commercially reasonable efforts to cause the conditions in Sections 30(a), 30(d) and 30(e) to be satisfied.  Tenant shall use all commercially reasonable efforts to cause the conditions in Sections 30(b), 30(c), 30(d), 30(f) and 30(g) to be satisfied, and shall use all commercially reasonable efforts to satisfy all conditions to closing set forth in the commitment letters and other instruments referenced in Section 30(f).  If any of the funding conditions described in Sections 30(e) and/or 30(f) are not satisfied by June 30, 2007, then subject to the approval of PAID, Tenant may (but shall not be obligated to) satisfy such condition by either (i) delivering (or causing to be delivered) to Landlord or Tenant, as the case maybe, funds, or evidence of alternative funding sources reasonably acceptable to Landlord, Tenant and PAID, in an amount equal to the funds contemplated by the unsatisfied conditions, or (ii) providing corresponding changes in the scope of the Landlord’s Work that result in a reduction in the Hard Costs and Soft Costs of Landlord’s Work equal to the funds contemplated by the unsatisfied conditions.  If either Landlord or Tenant elects to Terminate this Lease in accordance with the terms of this Section 30, the party electing to so terminate shall deliver written notice thereof to the other party within ten (10) Business Days after the expiration of the date upon which the condition in question was to have been satisfied (as set forth above).  The failure to deliver such notice of termination within the time period specified shall constitute a waiver of the right to so terminate.  Following a termination of this Lease pursuant to this Section 30, the parties shall have no further liability or obligation to the other except for any liabilities or obligations that are expressly provided herein to survive such termination, including without limitation Section 30(i) below.

(i)    Notwithstanding the foregoing, if this Lease is terminated pursuant to this Section 30, Tenant hereby indemnifies Landlord against, and shall reimburse Landlord for (i) all Hard Costs and Soft Costs of the Landlord’s Work incurred by Landlord through the date of the termination, (ii) all Hard Costs and Soft Costs of any work which has commenced at, or (to the extent relating to the Landlord’s Work) in the vicinity of, the Premises and which is required to be completed after the date of the termination by requirement of PAID, any regulatory body, or other law, code or ordinance, including without limitation the demolition of the existing improvements on the Premises.  All sums payable by Tenant to Landlord pursuant to this Section 30(i) shall be paid by Tenant to Landlord within ten (10) days after the termination of this Lease.  For the avoidance of doubt, the parties hereby confirm that (A) as of the Effective Date, Landlord has incurred Hard Cost and Soft Costs of Landlord’s Work of $518,620.00 (which includes Landlord’s obligation to reimburse PAID for amounts owed by PAID to PECO), and (B) it is contemplated that between the Effective Date and June 30, 2007, Landlord will incur additional Hard Costs and Soft Costs of Landlord’s Work of approximately $2,600,000.00 (for an aggregate total as of June 30, 2007 of approximately $3,118,620) and that substantial additional cost will be incurred between June 30, 2007 and July 30, 2007.  The parties further confirm that the dollar amounts set forth in clause (B) above are estimates only and do not include additional costs that may be incurred to complete work that has been commenced and must be completed despite the termination of the Lease, as contemplated in clause (ii) above or costs to be incurred after June 30, 2007.  Failure of Tenant to promptly reimburse Landlord in accordance with this Section 30(i) shall, in addition to all other remedies available hereunder, at law or in equity, entitle Landlord to draw the amount owed against the LC, subject to the LC Draw Cap.  If Landlord receives reimbursements, rebates or discounts from governmental authorities or other sources for amounts payable or previously paid by Tenant under this indemnity, such funds shall be deducted from the amount due under this indemnity or promptly reimbursed to Tenant.  This Section 30(i) shall survive any termination of the Lease.

31.    Keystone Opportunity Zone Provisions.  The parties acknowledge that the Premises is located within a Keystone Opportunity Improvement Zone, and Tenant hereby covenants to comply with the requirements governing the use and occupancy of property located within a Keystone Opportunity Improvement Zone under applicable provisions of Pennsylvania law during the entire Term of this Lease and agrees that such compliance shall be the sole responsibility of Tenant and that Landlord shall have no responsibility or liability therefor.  To the extent that certain filings with applicable authorities in connection with the Keystone Opportunity Improvement Zone are required by law to be made by Landlord and not Tenant, Landlord agrees to timely make such filings.

32.    Expansion Right.

(a)    Provided that Tenant is not then in default of this Lease and an Event of Default has not occurred within the twelve (12) months prior to Tenant’s exercise of this expansion right, Tenant shall have the right, at Tenant’s sole cost and expense, to expand the Building in a manner consistent with the expansion premises depicted on Exhibit “D-6”.  If Tenant desires to expand the Building, Tenant shall notify Landlord thereof in writing, and Landlord and Tenant shall meet to discuss the expansion and the possibility of Landlord’s involvement therein.  Landlord shall have the right, but not the obligation, to construct the expansion, to manage or otherwise oversee such construction, and/or to provide financing to Tenant for such construction, all on terms mutually acceptable to the parties.  If Landlord declines to provide any of the services described in the preceding sentence, Tenant shall be free to engage its own professionals and arrange its own financing, subject to Subparagraph (b) below, with respect to the services that Landlord has declined to provide.

(b)    The design and construction of the expansion shall be subject to Landlord’s approval and shall be undertaken in accordance with the provisions of Exhibit “D” relating to the Tenant Finish Work, including the methods for the development and approval of final construction documents and the selection of contractors, architects and other professionals.  The expansion shall be constructed with new materials, in a good and workmanlike manner, and in compliance with all Laws and the plans and specifications delivered to and approved by Landlord.  To the extent the proposed expansion (i) has the same footprint as identified on Exhibit “D-2”, (ii) has the same floor plan as identified on Exhibit “D-6” (iii) has similar bay sizing, interior clear height and exterior cladding as the original Building, (iv) includes an acceptable (as determined by Landlord) number of 9 foot by 10 foot knock-out panels, (v) has the same structural characteristics as the primary Building, and (vi) provides for footings along the western wall capable of supporting 4 foot high dock loading, Landlord’s approval shall not be unreasonably withheld, conditioned or delay.  Tenant shall reimburse Landlord for any reasonable out-of-pocket expenses incurred by Landlord in connection with any review of Tenant's plans and specifications by architects, engineers or other professional consultants retained by Landlord.  Tenant shall, prior to commencing any expansion, provide Landlord with evidence reasonably satisfactory to Landlord of Tenant's ability to pay for the expansion.  The landscaping, core and shell portions of the improvements constructed as part of the expansion shall, once completed, be treated as part of the Base Building Work and shall belong to Landlord.  The remaining portions of such improvements, once completed, shall be treated as part of the Tenant Improvements and shall belong to Tenant for the Term of this Lease.  Unless otherwise agreed in writing by the parties (as, for example, where Landlord agrees to provide financing to Tenant for the expansion or agrees to undertake the construction of the expansion) there shall be no increase in the Minimum Annual Rent resulting from Tenant’s expansion of the Building.  Landlord and Tenant agree that the expansion work (including without limitation erection, construction and/or alteration), if Tenant exercises its expansion right, is a permissive improvement requested by and for the immediate use and benefit of Tenant, not Landlord, irrespective of legal ownership of the completed work.

(c)    The expansion right set forth in this Section 32 is personal to Tasty Baking Company and shall not survive any Transfer of all or any part of Tasty Baking Company’s interest in this Lease except to an Affiliate of Tasty Baking Company, and upon any such non-Affiliate Transfer this expansion right shall become void.

33.    Right of First Offer to Purchase.

(a)    If at any time during the Term of this Lease, except as set forth in subsections (b) and (c) below, Landlord desires to sell the Premises, Landlord agrees to notify Tenant in writing of such desire and the price (the “ROFO Price”) and other terms at which Landlord so desires to sell the Premises.  Tenant shall advise Landlord within 30 days after receiving such notice if Tenant is interested in purchasing the Premises for the ROFO Price and such other terms.  If Tenant fails to respond within such time period and/or if Tenant responds that Tenant is not interested in purchasing the Premises, then Tenant shall have no further right hereunder to purchase the Premises under the terms set forth in Landlord’s notice.  However, if Tenant notifies Landlord within such time period that Tenant is interested in purchasing the Premises at the ROFO Price and upon such other terms, then Landlord and Tenant shall have 30 days following Landlord’s receipt of such notice from Tenant within which to negotiate and execute a mutually satisfactory agreement for the sale of the Premises to Tenant.

(i)    In the event that Landlord and Tenant fail to enter into an agreement of sale and purchase within such 30 days, then Tenant shall have no further right hereunder to purchase the Premises with respect to such offer, subject to the balance of this paragraph.  Thereafter, Landlord may negotiate with any third party for the sale and purchase of the Premises; provided, however, that Landlord will not finally enter into an agreement of sale with any third party for a purchase price that is less than 95% of the ROFO Price (or, if the Premises is to be sold as part of a portfolio or package transaction that includes one or more other properties owned by Landlord or its Affiliates, for a purchase price that is less than 90% of the ROFO Price), or on terms materially less favorable to Landlord than those offered to Tenant with the ROFO Price, unless Landlord first allows Tenant 5 Business Days within which to agree to purchase the Premises at such lesser price or more favorable terms.  If Tenant notifies Landlord of its desire to purchase the Premises at such lesser price within such 5 business day period, the procedure for the negotiation of a mutually acceptable agreement of sale and purchase set forth in Subsection (a) above shall begin again.

(ii)    If Landlord and Tenant enter into an agreement of sale and purchase but transfer of the Premises to Tenant is not consummated for any reason other than Landlord’s default under such agreement of sale and purchase, then Tenant shall have no further right hereunder to purchase the Premises and this Section 33 shall be void.

(b)    Tenant’s right of first offer set forth above shall not apply to (i) any transfer of the Premises in mortgage foreclosure, by deed in lieu of foreclosure or as part of a settlement with the mortgagee, (ii) a Taking or transfer by deed in lieu of Taking, (iii) any transfer of the Premises to an Affiliate of Landlord, (iv) any transfer of the Premises to a joint venture in which Landlord or its Affiliate holds a material interest and for which Landlord or its Affiliate serves as general partner, managing member or developer (pursuant to the terms of the joint venture agreement or a separate management or development agreement), or (v) a transfer in connection with a sale of all or substantially all of Landlord’s assets.  In the case of any of the circumstances described in clauses (i)-(v) of the immediately preceding sentence, Tenant shall have no rights relating to the purchase of the Premises.  Except as otherwise set forth herein, Tenant’s right of first offer shall survive the conveyance of the Premises by Landlord, unless such conveyance is made after foreclosure (including by deed in lieu of foreclosure) or a Taking (including a deed in lieu of Taking).

(c)    Landlord shall have no obligation to notify Tenant of Landlord’s intention to sell and Tenant shall have no right to purchase the Premises (or any portion thereof) at any time during which Tenant is in default under any of the provisions of this Lease beyond any applicable notice and cure period.  The right of first offer set forth in this Section 32 shall terminate automatically if at any time during the Term, including without limitation at any time after Landlord and Tenant enter into an agreement of sale and purchase for the Premises, an Event of Default under Section 22(a)(i) occurs two (2) times in any twelve (12) month period; in which event this Section 32 shall be deemed null and void and of no further force or effect.  In addition, Tenant’s right of first offer shall terminate automatically if Tenant Transfers this Lease (as described in Section 18) to any party other than to an Affiliate of Tasty Baking Company, or if the Premises is wholly or partially destroyed by casualty or taken by a condemnation or otherwise for any public purpose or quasi-public use.

(d)    From the time of Tenant's exercise of its right to purchase the Premises as aforesaid until the closing of the conveyance of the Premises to Tenant, Tenant and Landlord shall continue to enjoy and be bound by all of their respective rights and obligations under this Lease, including the obligation of Tenant to pay Rent as required herein through the date of such conveyance.

34.    Leasehold Mortgagees.

(a)    Tenant shall have the right to mortgage this Lease, subject, however, to the limitations of this Section 34.  Any such leasehold mortgage (a “Leasehold Mortgage”) shall be subject and subordinate to the rights of Landlord under this Lease and any mortgage or other encumbrance now or hereafter encumbering the Building or Landlord's interest in the Building, and shall be subject to the mutual execution of an intercreditor agreement between such Leasehold Mortgagee and the holder of the senior mortgage upon Landlord's fee estate from time to time.  The form of Leasehold Mortgage shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld, conditioned or delayed.  Tenant shall provide Landlord with any proposed Leasehold Mortgage no less than thirty (30) days before the date upon which Tenant intends to grant such Leasehold Mortgage.

(b)    No holder of a Leasehold Mortgage (a “Leasehold Mortgagee”) shall have the rights or benefits mentioned in this Section 34, nor shall the provisions of this Section be binding upon Landlord, unless and until the name and address of the Leasehold Mortgagee shall have been delivered to Landlord in accordance with Section 26 of this Lease, notwithstanding any other form of notice, actual or constructive.

(c)    If Tenant shall mortgage this Lease in compliance with the provisions of this Section 30, then the following provisions shall apply until the earlier of (x) the satisfaction of the Leasehold Mortgage of record, (y) Landlord's receipt of notice from Tenant or Leasehold Mortgagee that Tenant has satisfied the terms of the Leasehold Mortgage, or (z) the termination of this Lease:

(i)    Landlord, upon serving upon Tenant any notice of default pursuant to this Lease, shall also serve a copy of such notice upon the Leasehold Mortgagee, at the address provided to Landlord in accordance with this Section.

(ii)    If Tenant fails to comply with the terms and conditions of this Lease, Leasehold Mortgagee shall have the right to remedy such failures, or cause the same to be remedied, within a reasonable period of time (not to exceed thirty (30) days beyond Tenant’s original cure period) if Tenant has failed to remedy such failure within the time period granted to Tenant under this Lease, and Landlord shall accept such performance by or at the instance of such Leasehold Mortgagee as if the same had been made by Tenant.  No termination of this Lease shall be binding on any Leasehold Mortgagee unless effected in compliance with the terms and conditions of the Leasehold Mortgage.

(iii)    Any notice or other communication which Landlord shall desire or is required to give to or serve upon the Leasehold Mortgagee shall be in writing and shall be served by registered mail, or by a nationally recognized overnight courier service with guaranteed next business day delivery, addressed to such Leasehold Mortgagee at the address provided to Landlord in accordance with this Section 34, or at such other address as shall be designated by such Leasehold Mortgagee by notice in writing given to Landlord in accordance with Section 26 of this Lease.  Notices shall be deemed to have been given upon the earlier of actual receipt or three (3) business days after posting in the United States mail or one (1) business day after deposit with a nationally recognized overnight courier service.  Any notice or other communication which the Leasehold Mortgagee shall desire or is required to give to or serve upon Landlord shall be delivered in accordance with Section 26 of this Lease.

(iv)    Anything herein contained to the contrary notwithstanding, the provisions of this Section 34(c) shall inure only to the benefit of the Leasehold Mortgagee.  Tenant shall not grant more than one Leasehold Mortgage at one time.

(d)    Within ten (10) days after the satisfaction of the Leasehold Mortgage, Tenant shall notify Landlord of such satisfaction and Tenant shall cause a release of such Leasehold Mortgage to be recorded in the appropriate recorder's office.  Tenant shall deliver a copy of any such release to Landlord promptly after recording.  At least ten (10) days prior to the Expiration Date, or, if the Lease is terminated prior to the Expiration Date, within two (2) business days after the termination of this Lease, Tenant shall cause a release of the Leasehold Mortgage to be recorded in the appropriate recorder’s office.  This Section 34(d) shall survive the expiration or earlier termination of this Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the respective date(s) set forth below.

Landlord:

LIBERTY PROPERTY/SYNTERRA
LIMITED PARTNERSHIP

	By:	Liberty Property Philadelphia Navy Yard
Limited Partnership, its General Partner
By: Liberty Property Philadelphia Navy Yard
Corporation, its General Partner

Date signed:
By:
	Name:	John S. Gattuso
	Title:	Senior Vice President

Date signed:
By:
Name:
Title:

Tenant:

TASTY BAKING COMPANY
Date signed:
By:
Name:
Title:

Addendum 1 to Lease Agreement

(Single Tenant Industrial)

DEFINITIONS

“ADA” means the Americans With Disabilities Act of 1990 (42 U.S.C. § 1201 et seq.), as amended and supplemented from time to time.

“Additional Rent” means all amounts payable by Tenant under this Lease, except for Minimum Annual Rent.

“Affiliate” means (i) any entity Controlling, Controlled by, or under common Control with, the party in question, (ii) any successor to such party by merger, consolidation or reorganization, and (iii) any purchaser of all or substantially all of the assets of such party as a going concern.

“Agents” of a party means such party's employees, agents, representatives, contractors, licensees or invitees.

“Alteration” means any addition, alteration or improvement to the Premises.

“Brig Site” means the approximately 15 acre parcel of land to the north of and adjacent to the Land.

“Building Rules” means the rules and regulations attached to this Lease as Exhibit “F” as they may be amended from time to time.

“Building Systems” means any electrical, mechanical, structural, plumbing, HVAC, sprinkler, life safety or security system serving the Building.

“Business Day” means any day that is not a Saturday, Sunday or Holiday.

"Control", and derivations thereof, with respect to any Person, means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether by ownership, by contract, or otherwise.

“Environmental Laws” means all present or future federal, state or local laws, ordinances, rules or regulations (including the rules and regulations of the federal Environmental Protection Agency and comparable state agency) relating to pollution, to the protection of the environment, or to the environmental condition of the Premises.

“Event of Default” means a default described in Section 22(a) of this Lease.

“Hard Costs” means all out-of-pocket costs incurred for the physical construction of the work in question, including (without limitation), the cost of demolition, debris removal, clearing, grading, curbing, fill, labor, materials, equipment and supplies.

M-2-1

“Hazardous Materials” means pollutants, chemicals, petroleum products, contaminants, toxic or hazardous wastes or other materials or radioactive matter the removal of which is required or the use of which is regulated, restricted, prohibited or penalized by any Environmental Law.

“Holidays” means the days observed as holidays by the United States government, the Commonwealth of Pennsylvania or the City of Philadelphia, as well as days declared as holidays in any union contract affecting the operation of the Building.

“HVAC” means heating, ventilating and/or air conditioning.

“Improvements Agreement” means that that certain Improvements Agreement of even date herewith, whereby Landlord agrees to provide certain funds to Tenant to be applied toward the cost of the Tenant Improvement Work and whereby Tenant agrees to repay such funds pursuant to the terms set forth therein.

“Interest Rate” means the rate of interest per annum from time to time published in The Wall Street Journal (or comparable financial publication designated by Landlord if The Wall Street Journal ceases to be published or ceases to publish a prime rate) as the “High Prime Rate”, or the “Prime Rate” if only one “Prime Rate” is published, as the same may fluctuate from time to time, plus 4%, compounded annually.

“Landlord’s Work” means the Base Building Work and the Tenant Improvement Work as described in Exhibit “D”.

“Laws” means all laws, ordinances, rules, orders, regulations and other requirements of federal, state or local governmental authorities now or subsequently pertaining to the Premises or the use and occupation of the Premises, including, without limitation, all Environmental Laws, zoning ordinances, subdivision and building codes (including any variances lawfully granted thereunder) and the Americans with Disabilities Act and the regulations promulgated thereunder, and the requirements of any insurance carrier providing insurance coverage with respect to the Premises.

“Lease Year” means each consecutive twelve (12) month period during the Term of this Lease commencing on the Commencement Date; provided that if the Commencement Date occurs on any day other than the first day of a calendar month, then each Lease Year shall mean each consecutive twelve (12) month period during the Term of this Lease commencing on the first day of the first calendar month occurring immediately after the Commencement Date, and the first Lease Year shall include the partial month from the Commencement Date to the last day of the calendar month in which the Commencement Date occurs.

“Maintain” means to provide Maintenance.

“Maintenance” means such maintenance, repair and, to the extent necessary and appropriate, replacement, as may be needed to keep the Premises in good condition and repair.

“Monthly Rent” means the monthly installment of Minimum Annual Rent plus the monthly installment of estimated Annual Operating Expenses payable by Tenant from time to time under this Lease.

M-2-2

“Mortgage” means any mortgage, deed of trust or other lien or encumbrance on Landlord's interest in the Premises or any portion thereof, including without limitation any ground or master Lease if Landlord's interest is or becomes a leasehold estate.

“Mortgagee” means the holder of any Mortgage, including any ground or master lessor if Landlord's interest is or becomes a leasehold estate.

“Navy Yard” means the land in Philadelphia, Pennsylvania, that previously comprised the Philadelphia Naval Shipyard and thereafter was conveyed by the U.S. Department of the Navy to the Philadelphia Authority for Industrial Development.

“Operating Expenses” means (i) the reasonable costs (subject to clause (v) below), charges and expenses incurred by Landlord in connection with the performance by Landlord of its obligations under Subsection 9(a) of this Lease, (ii) the cost of insurance carried by Landlord pursuant to Section 8 of this Lease together with the cost of any deductible paid by Landlord in connection with an insured loss, (iii) the costs of alterations and improvements made to the Premises pursuant to requirements of Laws which are not capital in nature, (iv) to the extent not payable directly by Tenant pursuant to Section 6(c), all levies, taxes (including real estate taxes, school district taxes, sales taxes, gross receipt taxes and the gross receipts portion of any Business Privilege Tax or similar tax assessed by the City of Philadelphia, subject to abatement as described in the Lease), assessments, liens, license and permit fees, together with the reasonable cost of contesting any of the foregoing, which are applicable to the Term, and which are imposed by any authority or under any Law, or pursuant to any recorded covenants or agreements, upon or with respect to the Premises, or any improvements thereto, or directly upon this Lease or the Rent or upon amounts payable by any subtenants or other occupants of the Premises, or against Landlord because of Landlord's estate or interest in the Premises, it being understood that, if the Premises is subject to a real estate tax abatement program and such program ceases to benefit the Premises during the Term, the real estate and school district taxes will increase, (v) the annual amortization (over their estimated economic useful life or payback period, whichever is shorter) of the costs (including reasonable financing charges) of capital improvements or replacements, (vi) a tenant service charge, and (vii) a management fee not to exceed 3.5% of the Minimum Annual Rent.  The foregoing notwithstanding, Operating Expenses will not include: (a) depreciation on the Building, (b) financing and refinancing costs (except as provided above), interest on debt or amortization payments on any mortgage, or rental under any ground or underlying lease, (c) leasing commissions, advertising expenses, tenant improvements or other costs directly related to the leasing of the Premises, (d) income, excess profits or corporate capital stock tax imposed or assessed upon Landlord, unless such tax or any similar tax is levied or assessed in lieu of all or any part of any taxes includable in Operating Expenses above, (e) any costs incurred in the removal, cleaning, abatement or remediation of any Hazardous Materials present on the Premises in violation of Environmental Laws and resulting from the negligence or willful misconduct of Landlord or any Affiliate of Landlord, (f) attorney’s fees and disbursements incurred in connection with the leasing of the Building or the securing or defense of Landlord’s title to the Land or Building, or (g) costs of repairs or replacements occasioned by fire or other casualty, the costs of which are covered by insurance required to be maintained by Landlord under this Lease or reimbursed by governmental authorities in eminent domain or reimbursed by third parties.   Subject to the provisions of Section 6(c), if Landlord elects to prepay real estate taxes during any discount period, Tenant shall be entitled to the benefit of any such prepayment.  Landlord shall have the right to directly perform (by itself or through an affiliate) any services provided under this Lease provided that the Landlord’s charges included in Operating Expenses for any such services shall not exceed competitive market rates for comparable services.

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“Ordinary Business Hours” means Monday through Friday inclusive from 8:00 a.m. to 6:00 p.m. and Saturday from 8:00 a.m. to 1:00 p.m., with Holidays excepted.

"Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, non-incorporated organization or government or any agency or political subdivision thereof.

“Qualified Appraiser” means an independent appraiser that is a member of the American Institute of Real Estate Appraisers of the National Association of Realtors, with at least seven (7) years of experience in evaluating market rents and/or economic terms for leases of space in industrial buildings in Philadelphia County.

“Rent” means the Monthly Rent and Additional Rent.

“Taken” or “Taking” means acquisition by a public authority having the power of eminent domain by condemnation or conveyance in lieu of condemnation.

“Soft Costs” means all out-of-pocket costs, excluding Hard Costs, incurred in connection with the work in question, including (without limitation) fees and costs of architects, engineers, design professionals, appraisers and other consultants, and the costs of obtaining all licenses, variances, zoning changes, subdivision and/or planning approvals, building permits and other governmental approvals and certificates.

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